EXHIBIT 10.1

Dated 19 September 2023

GRAN TIERRA ENERGY COLOMBIA GMBH
GRAN TIERRA OPERATIONS COLOMBIA GMBH
as Borrowers and
TRAFIGURA PTE LTD
as Lender and
GRAN TIERRA ENERGY INC.
as Guarantor

DEED OF AMENDMENT AND RESTATEMENT

relating to a facility agreement dated 18 August 2022 and amended and restated pursuant to an amendment and restatement agreement dated 20 February 2023

Index
Clause    Page
1Definitions and Interpretation    2
2Conditions Precedent    3
3Amendment and Restatement of Original Facility Agreement    3
4Guarantee and Security Confirmations    3
5Repeating Representations    4
6Further Assurance    4
7Amendments, Waivers, Remedies and Invalidity    4
8Benefit    5
9Third Party Rights    5
10Miscellaneous    5
11Notices    5
12Counterparts and Execution as a Deed    5
13Governing Law    6
14Jurisdiction    6
15Waiver of Immunity    7
Schedules
Schedule 1 Amended and Restated Facility Agreement    8
Schedule 2 Conditions Precedent    9
Execution
Execution Pages    10

THIS DEED is made on 19 September 2023.

PARTIES

(1)GRAN TIERRA ENERGY COLOMBIA GMBH, registered as a limited liability company under the laws of the Switzerland, with its registered office at Pilatusstrasse 41, 6003 Lucerne, Switzerland;

(2)GRAN TIERRA OPERATIONS COLOMBIA GMBH, registered as a limited liability company under the laws of the Switzerland, with its registered office at Pilatusstrasse 41, 6003 Lucerne, Switzerland,

each a "Borrower", and together the "Borrowers";

(3)GRAN TIERRA ENERGY INC., a company incorporated under the laws of the State of Delaware with its registered office at 500 Centre Street SE Calgary Alberta Canada T2G 1A6 (the "Guarantor"); and

(4)TRAFIGURA PTE LTD a company incorporated under the laws of Singapore, having its offices at 10 Collyer Quay #29-01/05, Ocean Financial Centre, Singapore 049315, Singapore (the "Lender"),

and any of the Borrowers, the Guarantor and the Lender, a "Party", and, together, the "Parties".

BACKGROUND

(A)The Lender made available to the Borrower loans in an amount of up to $150,000,000 pursuant to the Original Facility Agreement (as defined below).

(B)The parties to the Original Facility Agreement now wish to amend and restate the Original Facility Agreement to reflect certain amendments, including the extension of the Availability Period and reduction of the Initial Commitment (each as defined in the Original Facility Agreement).

OPERATIVE PROVISIONS

1DEFINITIONS AND INTERPRETATION

1.1Definitions

In this Deed:

"Amended and Restated Facility Agreement" means the Original Facility Agreement as amended and restated by this Deed.

"Guarantee" means the guarantee and indemnity expressed to be created pursuant to clause 13 (Guarantee) of the Original Facility Agreement.

"Original Facility Agreement" means the facility agreement dated 18 August 2022 as amended and restated pursuant to an amendment and restatement agreement dated 20 February 2023 between, the Lender, the Guarantor and the Borrowers.

1.2Terms defined in other Finance Documents

Unless defined in this Deed, or the context otherwise requires, a term defined in the Amended and Restated Facility Agreement, has the same meaning in this Deed, or any notice given under or in connection with this Deed.

1.3Construction

The rules of interpretation contained in clause 1.2 (Interpretation) of the Original Facility Agreement shall apply to the construction of this Deed, or in any notice given under or in connection with this Deed, mutatis mutandis.

2CONDITIONS PRECEDENT

The utilisation of the first Loan under the Amended and Restated Facility Agreement is subject to the Lender receiving, in form and substance satisfactory to it in its absolute discretion, all of the documents and other evidence referred to in Schedule 2 (Conditions Precedent) of this Deed, which are for the sole benefit of the Lender, and may be waived by the Lender, in whole or in part, prior to any Utilisation Date without prejudice to the right of the Lender to require satisfaction of such waived condition as a condition subsequent (to be agreed in writing by the Lender on terms acceptable to the Lender at the time of such waiver).

3AMENDMENT AND RESTATEMENT OF ORIGINAL FACILITY AGREEMENT

3.1Amendment and Restatement of Original Facility Agreement

(a)The Parties agree that with effect on and from the date of this Deed the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 1 (Amended and Restated Facility Agreement).

(b)The Finance Documents shall be read and construed as if all references therein to the Original Facility Agreement are references to the Amended and Restated Facility Agreement.

3.1Continuing obligations

Each Borrower confirms that its obligations under the Finance Documents are continuing obligations and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

4GUARANTEE AND SECURITY CONFIRMATIONS

4.1Guarantor confirmation

The Guarantor confirms for the benefit of the Lender that with effect on and from the date of this Deed:

(a)its Guarantee remains in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Amendment and Restatement of Original Facility Agreement);

(b)its Guarantee extends to and continues to guarantee and indemnify the obligations of the Borrowers under the Finance Documents as amended and restated by this Deed and remains in full force and effect in accordance with its terms as so extended; and

(c)the obligations of the Borrowers under the Finance Documents as amended and restated by this Deed are included in the obligations that are the subject of the Guarantee.

1.4Security confirmation

Each Borrower confirms for the benefit of the Lender that with effect on and from the date of this Deed that any Security created by it under the Finance Documents:

(a)remains in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Amendment and Restatement of Original Facility Agreement);

(b)extends to and continues to secure the obligations of each Borrower under the Finance Documents as amended and restated by this Deed; and

(c)remains in full force and effect in accordance with its terms as so extended.

5REPEATING REPRESENTATIONS

The Repeating Representations:

(a)are true and correct as of the date of this Deed; and

(b)would also be true if references to "this Deed" and to the "Facility Agreement" were construed as references to "this Deed" or "the Amended and Restated Facility Agreement".

In each case, each Repeating Representation is made by reference to the circumstances existing at the date of this Deed and on any other date on which such representations are deemed to repeat.

6FURTHER ASSURANCE

Each Borrower shall at the request of the Lender execute and deliver all documents and instruments and take all other actions as may be required or desirable for the purpose of giving full effect to this Deed and the transactions contemplated in this Deed.

7AMENDMENTS, WAIVERS, REMEDIES AND INVALIDITY

7.1Amendments and waivers

Any term of this Deed may be amended or waived only:

(a)in writing;

(b)in accordance with clause 26.1 (Amendments) of the Facility Agreement; and

(c)with the agreement of all of the Parties to this Deed.

7.2Remedies and waivers

(a)No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Deed, shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

(b)The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

1.5Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired.

8BENEFIT

This Deed shall be binding upon each of the Parties to this Deed and their respective successors in title and shall remain for the benefit of each of the Parties to this Deed and their respective successors, assignees and transferees notwithstanding any change in the constitution of any Party or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by any other person, or any reconstruction or reorganization of any kind.

9THIRD PARTY RIGHTS

Except for the Lender's creditors or financiers to whom the rights of the Lender under this Deed may be assigned:

(a)a person who is not a party to this Deed has no right under the Contract (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

(b)the consent of any person who is not a party to this Deed is not required to rescind or vary this Deed at any time.

10MISCELLANEOUS

10.1The Lender and Borrowers hereby designate this Deed as a Finance Document.

10.2Except as amended by this Deed, the Finance Documents remain in full force and effect.

10.3No waiver is given by this Deed, and the Lender expressly reserves all of its rights and remedies in respect of any breach of, or other Default under, any Finance Document.

11NOTICES

11.1Clause 23 (Notices) of the Facility Agreement is hereby incorporated into this Deed as if set out in full in this Deed mutatis mutandis.

12COUNTERPARTS AND EXECUTION AS A DEED

12.1This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

12.2The Parties intend this Deed to be a deed and confirm that it is executed and delivered as a deed, notwithstanding the fact that any one or more of the Parties may only execute it under hand.

13GOVERNING LAW

13.1This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

13.2The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales to support and assist the arbitration process pursuant to Clause 14, including if necessary the grant of interlocutory relief pending the outcome of that process.

14JURISDICTION

14.1Arbitration

(a)Any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination or any non-contractual obligation arising out of or in connection with this Deed (a "Dispute"), shall be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration (the LCIA Rules), which rules are deemed to be incorporated by reference into this Clause.

(b)The number of arbitrators shall be three (3), Lender shall appoint one (1) arbitrator and the Borrowers shall (collectively) appoint one (1) arbitrator. The two (2) arbitrators nominated by or on behalf of Borrowers and Lender together shall provide a list identifying five (5) candidates that the two (2) arbitrators recommend Borrowers and Lender consider appointing to be the third arbitrator, who shall act as chairperson of the tribunal. If Borrowers and Lender do not agree on the third arbitrator within fourteen (14) days of receiving the list of recommendations, then the third arbitrator, who shall act as chairperson, shall be appointed by the LCIA. If Borrowers or Lender fail to appoint an arbitrator within thirty (30) days of receiving notice of the appointment of an arbitrator by the other Party, such arbitrator shall be appointed by the LCIA Court.

(c)The arbitrators shall have experience of commodities trading.

(d)The seat or legal place of arbitration, shall be London.

(e)The language to be used in the arbitral proceedings shall be English.

(f)The tribunal's award shall be final and binding on the Parties.

14.2Interim Relief & Warranty

(a)Notwithstanding the provisions of Clause 14.1, either Party may commence and pursue proceedings for interim or conservatory relief against the other Party in any court in any jurisdiction and the commencement and pursuit of such proceedings in any one court or jurisdiction shall not preclude the other Party from commencing or pursuing proceedings in any other court or jurisdiction (whether concurrently or not) if and to the extent permitted by the applicable law.

(b)The Parties warrant that they have entered into this contract in a commercial capacity and that with respect to this Deed they are respectively in all respects subject to civil and commercial law.

(c)The Parties hereby consent generally in respect of legal proceedings and/or arbitration arising out of or in connection with this contract to the giving of any relief, or to the issue of any process in connection with such action or proceedings irrespective of the jurisdiction in question.

15WAIVER OF IMMUNITY

To the extent that a Borrower or Lender may be entitled in any jurisdiction to claim for itself or any of its property or assets immunity in respect of its obligations this Deed from service of process, jurisdiction, suit, judgment, execution, attachment (whether before judgment, in aid of execution or otherwise) or legal process or to the extent that in any jurisdiction there may be attributed to it all or any of its property or assets immunity of that kind (whether or not claimed), the Borrowers and the Lender irrevocably agree not to claim and irrevocably waive that immunity.

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

AMENDED AND RESTATED FACILITY AGREEMENT

GRAN TIERRA ENERGY COLOMBIA GMBH GRAN TIERRA OPERATIONS COLOMBIA GMBH
as Borrowers and
TRAFIGURA PTE LTD
as Lender and
GRAN TIERRA ENERGY INC.
as Guarantor

FACILITY AGREEMENT

relating to
an amount of up to US$100,000,000

Index

Clause    Page

1Interpretation    5
2The Commitment and Loans    8
3Purpose    9
4Conditions Precedent    9
5Loan    10
6Repayment and Deductions    10
7Illegality and Prepayment    12
8Interest    15
9Interest Periods    16
10Restrictions    18
11Fees    18
12Lender Protections    19
13Guarantee    21
14Representations & Warranties    24
15Undertakings    32
16Coverage Ratios    39
17Information Undertakings    40
18Events of Default    43
19Swiss limitations    49
20Payment Mechanics    52
21Disclosure and confidentiality    53
22Set-Off    54
23Notices    55
24Calculations and Certificates    57
25Partial Invalidity    57
26Amendments, Remedies and Waivers    57
27Counterparts    60
28Changes to Parties    60
29Governing Law    61
30Dispute Resolution and Jurisdiction    61
31Waiver of Immunity    62
Schedules
Schedule 1 Conditions Precedent    63
Schedule 2 Definitions    66
Schedule 3 Form of Utilisation Request    81
Schedule 4 Reference Rate Terms    83
Schedule 5 Daily Non-Cumulative Compounded RFR Rate    86
Schedule 6 Cumulative compounded RFR Rate    88
Schedule 7 Form of Compliance Certificate    89
Schedule 8 Form of Promissory Note    90
Execution
Execution Page    98

THIS AGREEMENT is made on 18 August 2022 as amended and restated on 20 February 2023 and as further amended and restated on the date of the Second Amendment and Restatement Agreement.

PARTIES

(1)GRAN TIERRA ENERGY COLOMBIA GMBH, registered as a limited liability company under the laws of the Switzerland, with its registered office at Pilatusstrasse 41, 6003 Lucerne, Switzerland (previously named Gran Tierra Energy Colombia, LLC) ("GTEC");

(2)GRAN TIERRA OPERATIONS COLOMBIA GMBH, registered as a limited liability company under the laws of the Switzerland, with its registered office at Pilatusstrasse 41, 6003 Lucerne, Switzerland (previously named Gran Tierra Colombia Inc.) ("GTOC"), each a "Borrower", and together the "Borrowers";

(3)GRAN TIERRA ENERGY INC., a company incorporated under the laws of the State of Delaware with its registered office at 500 Centre Street SE Calgary Alberta Canada T2G 1A6 (the "Guarantor"); and

(4)TRAFIGURA PTE LTD a company incorporated under the laws of Singapore, having its offices at 10 Collyer Quay #29-01/05, Ocean Financial Centre, Singapore 049315, Singapore (the "Lender"),

and any of the Borrowers, the Guarantor and the Lender, a "Party", and, together, the "Parties".

BACKGROUND

(A)The Sellers are engaged (inter alia) in the exploration and production of crude oil and the Buyers and the Sellers have entered or will enter into the Commercial Contracts whereby the Sellers have agreed on a joint and several basis to sell and deliver Commodity to the Buyers in such quantities and of such quality and for the price and on other terms and conditions set out in the relevant Commercial Contract.

(B)The Lender has agreed to make available to the Borrowers a term loan facility in an amount of up to $100,000,000 in the manner set out in this Agreement.

(C)Subject to the terms of this Agreement, the Parties agree that the repayment of the term loan facility and all other amounts owed by the Borrowers to the Lender under this Agreement shall be made by way of deductions of the price payable by the Buyers to the Sellers for the Commodities to be delivered under the Commercial Contracts.

OPERATIVE PROVISIONS

1INTERPRETATION

1.1Definitions

In this Agreement (including the recitals) the terms defined in Schedule 2 (Definitions) shall have the respective meanings.

1.2Interpretation

(a)Unless a contrary indication appears, a reference in this Agreement to:

(i)a "Seller", a "Borrower", the "Guarantor", the "Lender" and a "Buyer" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)a document in "agreed form" is a document which is previously agreed in writing by the Lender;

(iii)"assets" includes present and future properties, revenues and rights of every description and includes uncalled capital;

(iv)the Lender's "cost of funds" in relation to a Loan is a reference to the average cost (determined either on an actual or a notional basis) which the Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan.

(v)"certified copy" means, in relation to a document, a copy of that document bearing the endorsement "certified true copy" and which has been signed and dated by a duly authorised signatory of the relevant company and which complies with that endorsement, or a notarised copy of that document;

(vi)"Commodity" shall, as appropriate be construed as a reference to the whole Commodity or any one or more Commodities that form part of that Commodity;

(vii)"including" or "includes" means including or includes without limitation;

(viii)"Agreement", "Commercial Contract", "Transaction Document" or a "Security Document" or any other agreement or instrument is a reference to that Commercial Contract, Transaction Document or Security Document, or other agreement or instrument as amended, supplemented, extended, restated, novated and/or replaced in any manner from time to time (however fundamentally and even if any of the same increases the obligations of the Borrowers (or any of them) or provides for further advances);

(ix)"guarantee" means (other than in Clause 13 (Guarantee)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation (including any indemnity) is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(x)"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xi)a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xii)a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law being one which companies operating in the same industry and jurisdiction of the applicable Obligor also customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xiii)a provision of law is a reference to that provision as amended or re-enacted; the singular includes the plural and vice versa; and

(xiv)a time of day is a reference to London time, unless expressly provided otherwise.

(b)Section, Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Agreement.

(c)References to Clauses, paragraphs and Schedules are references to Clauses, paragraphs and Schedules of this Agreement unless otherwise stated and references to this Agreement include its Schedules.

(d)Unless a contrary indication appears, a term used in any other Transaction Document or in any notice given under or in connection with any Transaction Document has the same meaning in that Transaction Document or notice as in this Agreement.

(e)A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived in writing and an Event of Default is "continuing" if it has not been waived in writing or remedied to the satisfaction of the Lender and written notification of such remedy has been provided by an Obligor to the Lender (as long as no action has been taken by the Lender in accordance with clause 18.20 (Rights) at the time of receipt by the Lender of such written notification).

(f)A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)any replacement page of that information service which displays that rate; and

(ii)the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Lender after consultation with the Borrower.

(g)A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(h)Any Reference Rate Supplement overrides anything in:

(i)Schedule 4 (Reference Rate Terms); or

(ii)any earlier Reference Rate Supplement.

(i)A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 6 (Cumulative Compounded RFR Rate); or

(ii)any earlier Compounding Methodology Supplement.

1.3Third Party Rights

Except for the Lender's creditors or financiers to whom the rights of the Lender under this Agreement may be assigned:

(a)a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any provision of this Agreement; and

(b)the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4Joint and Several Liability of the Borrowers

Notwithstanding any other provision of this Agreement, the obligations of the Borrowers under this Agreement are joint and several. Each Borrower will continue to be bound by the Transaction Documents to which it is party even if any one or more of the persons which was or were intended to sign or be bound by this Agreement does not do so or is not bound and even if this Agreement may be determined or become invalid or unenforceable against any one or more of those persons, whether or not the deficiency is known to the Lender or any other person. At any time after any Borrower has failed to pay on or before its due date an amount due from it under any Transaction Document, the Lender is entitled to treat any or all of the accounts of any or all of the Borrowers as if they were one account for the purposes of set-off. The Lender may release any Borrower from this Agreement and compound with or otherwise vary or agree to vary the liability of, or to grant time or indulgence to or make other arrangements with any one or more of them or any other person without prejudicing or affecting the Lender's rights against the other Borrowers.

1.5Obligors' Agent

(a)Each Obligor by its execution of this Agreement irrevocably appoints GTEC (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Transaction Documents and irrevocably authorises:

(i)GTEC on its behalf to supply all information concerning itself contemplated by this Agreement to the Lender and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any other agreement or deed, to make such agreements and to effect the relevant amendments, supplements and variations in each case, however fundamental, capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)the Lender to give any notice, demand or other communication to that Obligor pursuant to the Transaction Documents to GTEC,

and in each case each Obligor shall be bound as though that Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)Every act, omission, agreement, deed, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by GTEC or given to GTEC under any Transaction Document on behalf of another Obligor or in connection with any Transaction Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Transaction Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of GTEC and any other Obligor, those of GTEC shall prevail.

2THE COMMITMENT AND LOANS

2.1The Commitment

(a)Subject to paragraph (b) below and the other terms of this Agreement, the Lender makes available to the Borrowers the Loans in an aggregate amount not exceeding the Initial Commitment up to and including the end of the Availability Period.

(b)Upon mutual agreement of the Lender and the Borrowers, the Lender may make available to the Borrowers additional Loans to be utilised under this Agreement of an aggregate amount not exceeding US$50,000,000 (the "Additional Loan"), subject to the Lender and Borrowers entering into amendments and modifications to the Transaction Documents on terms and conditions acceptable to the Lender.

(c)Subject to paragraph (a) and the other terms of this Agreement, at no time shall the aggregate amount of the Outstanding Loans exceed the Maximum Commitment.

3PURPOSE

3.1Purpose

The Borrowers shall apply (or shall have applied) the aggregate amount received by it under this Agreement towards:

(a)their working capital (including the working capital of the Sellers for the purposes of complying with their obligations under the respective Commercial Contract);

(b)general corporate purposes; or

(c)the funding of acquisitions, including by the provision of an intercompany loan to any member of the Group or Affiliate to fund such acquisition; and/or

(d)refinancing the outstanding 2025 Notes,

provided that at all times, a Loan shall be treated for all purposes as an advanced payment of the Commodities sold under the Commercial Contracts.

3.1Monitoring

The Lender shall not be bound to monitor or verify the application of the Loans.

4CONDITIONS PRECEDENT

4.1The utilisation of the first Loan under this Agreement is subject to the Lender receiving, in form and substance satisfactory to it in its absolute discretion, all of the documents and other evidence referred to in Schedule 1 (Conditions Precedent) to this Agreement and schedule 2 (Conditions Precedent) of the First Amendment and Restatement Agreement and schedule 2 (Conditions Precedent) of the Second Amendment and Restatement Agreement, which are for the sole benefit of the Lender, and may be waived by the Lender, in whole or in part, prior to any Utilisation Date without prejudice to the right of the Lender to require satisfaction of such waived condition as a condition subsequent (to be agreed in writing by the Lender on terms acceptable to the Lender at the time of such waiver).

4.2Prior to the date of the Second Amendment and Restatement Agreement, the Lender confirmed to the Borrower that it has received, in form and substance satisfactory to it, all of the documents and other evidence referred to in Schedule 1 (Conditions Precedent) to this Agreement and schedule 2 (Conditions Precedent) to the First Amendment and Restatement Agreement.

4.3The utilisation of each Loan under this Agreement is subject to the Borrowers certifying, and the Lender being satisfied, that:

(a)the Repeating Representations are true in all material respects on the Utilisation Date;

(b)no Default is continuing or shall result from the proposed Loan, on the date of the Utilisation Request and Utilisation Date.

5LOAN

5.1Delivery of Utilisation Request

(a)A Borrower may request a Loan by delivery to the Lender of a duly completed Utilisation Request not later than 11 a.m. (London Time) ten (10) Business Days (or such shorter period as the relevant Borrower and the Lender may agree) before the proposed Utilisation Date.

(b)Any Loan in respect of the Initial Commitment may only be requested by GTEC as Borrower.

5.2Completion of the Utilisation Request

(a)A Utilisation Request shall be irrevocable and shall not be regarded as having been duly completed unless the proposed Utilisation Date is a Business Day within the Availability Period.

(b)There shall be no more than five (5) Utilisation Requests within the Availability Period.

5.3Currency, Amount and Proceeds of Loan

(a)The currency specified in the Utilisation Request shall be US Dollars.

(b)The amount specified in the Utilisation Request must not be under US$10,000,000.

(c)The amount specified in the Utilisation Request must not exceed the Available Facility.

5.4Cancellation of Commitment

Any unutilised Commitment shall be immediately cancelled at the end of the Availability Period.

6REPAYMENT AND DEDUCTIONS

6.1Repayments and Deductions

(a)On or prior to each Repayment Instalment Longstop Date, the Borrowers agree that the Repayment Instalment and all other amounts due and payable by them under this Agreement in respect of the preceding Repayment Date shall be repaid in accordance with this Clause.

(b)At least two (2) Lender Business Days prior to each Repayment Date, the Lender shall issue a Repayment Instalment Notice to the Borrowers confirming the amount of the Repayment Instalment and any other amounts due from the Borrowers to the Lender on that Repayment Date (including unpaid fees, costs, claims and expenses of the Lender and/or accrued interest in accordance with Clause 8.2 (Payment of Interest)) and payable by the Borrowers on or before the following Repayment Instalment Longstop Date.

(c)At the same time as the Lender issues a Repayment Instalment Notice pursuant to Clause 6.1(b) above, or if later, on the Repayment Date, the Lender shall issue Release Instructions to the Escrow Agent, directing it to disburse all or a portion of the Escrow Property from the Escrow Accounts (or any one of them) to the Lender, with the amounts so released being equal to the amounts notified by the Lender to the Borrowers in the Repayment Instalment Notice. If such Release Instructions are not provided by the Lender within three (3) Lender Business Days of the Repayment Date the Borrowers may issue a Release Instruction specifying the amounts to be distributed.

(d)If on the date the Lender issues a Release Instruction to the Escrow Agent in accordance with Clause 6.1(c) there is insufficient Escrow Property in the Escrow Account to release the amount set out in Repayment Instalment Notice, the Lender shall be entitled to issue subsequent Release Instructions to the Escrow Agent until the amount set out in the Repayment Instalment Notice has been disbursed to it.

(e)In each Repayment Period, the Borrowers shall be permitted to issue Release Instructions to the Escrow Agent directing it to disburse Escrow Property from the Escrow Account to the relevant Seller Account:

(i)prior to the receipt of the Repayment Instalment Notice; and

(ii)following the disbursement to the Lender of the Escrow Property in an amount equal to the amount specified in the Repayment Instalment Notice in accordance with the instructions provided pursuant to paragraph (c) and (if applicable) paragraph (d).

(f)Notwithstanding paragraph (e) above, the Borrowers shall not (other than as permitted by section 6 (Dispute Resolution) of the Escrow Agreement) deliver a Release Instruction to the Escrow Agent:

(i)following the occurrence of an Event of Default that is continuing pursuant to Clause
18.1 (Non-payment); or

(ii)after the Lender has taken any of the actions set out in Clause 18.20 (Rights).

(g)Notwithstanding paragraphs (a) to (f) above, the Borrowers shall ensure that the Outstanding Amount shall be repaid by the Borrowers in full prior to the Final Maturity Date.

(h)If any amounts which are due on a Repayment Date have not been paid on or before the following Repayment Instalment Longstop Date, the Borrowers shall make a cash payment equal to the outstanding amount to the Lender (directly to the Trafigura Account) on the Repayment Instalment Longstop Date, provided that the Lender may (in consultation with the Borrower), in its sole and absolute discretion:

(i)agree, upon request by the Borrower, that a Buyer may take delivery of such additional volumes of the Commodities under the relevant Commercial Contract as the Lender may elect, to cover the full value of the Outstanding Amount;

(ii)agree, that the Borrowers may apply the invoice (or invoices) nominated by the Lender and issued under the Commercial Contracts in the immediately succeeding Repayment Period, to reduce the outstanding amount by making additional Escrow Transfers until the outstanding amount is repaid in full.

(i)Without prejudice to Clauses 6.1(a) to (c), an Escrow Transfer made in accordance with Clauses 6.1(b) to (c) shall be applied in the following order:

(i)first, against unpaid fees, costs, claims, and expenses of the Lender in connection with the Transaction Documents;

(ii)second, against interest, and accumulated arrears of interest, if any;

(iii)thirdly, towards repayment of that remaining portion of the applicable Repayment Instalment not repaid under paragraphs (i) and (ii) above in full;

(iv)lastly, towards repayment of any other sum due but unpaid by the Borrowers to the Lender under the Transaction Documents.

(j)It is acknowledged and agreed by the Borrowers that the occurrence of a Force Majeure shall not in any way limit the obligations of the Borrowers under this Agreement in relation to the repayment of any Repayment Instalment payable under Clause 6 and /or payment of any other amounts payable by the Borrowers under this Agreement.

6.2Effect of Voluntary Prepayment on Scheduled Repayments

In the event that a Borrower prepays a Loan in accordance with Clause 7.4 (Voluntary Prepayment), the outstanding amount of such Loan shall be contemporaneously reduced by the amount of such prepayment, and the Repayment Instalments for such Loan then calculated shall be reduced on a pro-rata basis.

6.3Final Maturity Date

Notwithstanding anything contained in this Agreement, if the Outstanding Amount remains payable to the Lender on the Final Maturity Date, the Borrowers shall pay to the Lender in cash for value all such amounts on the Final Maturity Date.

7ILLEGALITY AND PREPAYMENT

7.1Illegality

(a)If, at any time, it becomes unlawful (including as a result of, or non-compliance with or breach of, any Sanctions applicable to or becoming applicable to Borrowers and/or their Affiliates) in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement, for the Buyers to perform any of its obligations as contemplated by the Commercial Contracts or for the Lender to fund, issue or maintain the Loans, or this Agreement or either of the Commercial Contracts becomes unenforceable or invalid then, upon the Lender notifying a Borrower in writing:

(i)the Commitment of the Lender and the Available Facility shall be immediately cancelled; and

(ii)the Borrowers shall repay or pay the Outstanding Amount on the next Repayment Instalment Longstop Date or, if earlier, on the date specified by the Lender in the notice delivered pursuant to paragraph (a) above (being no earlier than the last day of any applicable grace period permitted by law).

Notwithstanding the aforementioned, the Lender (in consultation with the Borrower) may, in its sole and absolute discretion, agree, upon request by the Borrower, that a Buyer may take delivery of such additional volumes of the Commodities under the relevant Commercial Contract as the Lender may elect, to cover the full value of the Outstanding Amount with a payment mechanic applied equivalent to the mechanism in Clause 6.1.

(b)The Parties agree that if the illegality for the Lender to perform its obligations by this Agreement or to fund, issue or maintain the Loans does not relate to any act or omission from any Borrower and or its Affiliates, the Lender shall take all reasonable steps pre-agreed with the Borrower in order to mitigate the circumstances resulting in such illegality through itself or via a third party in order to attempt to maintain the Agreement in full force and effect.

(c)For the avoidance of doubt:

(i)Clause 7.1(b) above does not in any way limit the obligations of the Obligors under the Transaction Documents;

(ii)the Obligors shall promptly indemnify the Lender for all costs and expenses reasonably incurred by it as a result of steps taken by it under Clause 7.1(b);

(iii)the Lender shall not be obliged to take any steps under Clause 7.1(b) if, in its reasonable opinion, to do so might be prejudicial to it; and

(iv)notwithstanding any such cancellation of Commitment referenced in Clause 7.1(a)(i) to (iii), each Commercial Contract shall remain in full force and effect up to its termination date (as such date is determined under the relevant Commercial Contract).

7.2Force Majeure

(a)If:

(i)a Force Majeure event is claimed by a Seller in accordance with the Commercial Contracts;

(ii)such Force Majeure event relates to 25% or more (by value) of forecast production (as set out in the most recently agreed Financial Model); and

(iii)the consequences of such Force Majeure event are continuing for sixty (60) calendar days (or such longer period as the Lender may agree) then, upon the Lender notifying either Borrower in writing,

the Commitment of the Lender shall be immediately cancelled and the Borrowers shall immediately reimburse or pay the Outstanding Amount in cash.

(b)Notwithstanding the aforementioned, the Lender (in consultation with the Borrower) may, in its sole and absolute discretion, agree, upon request by the Borrower, that a Buyer may take delivery of such additional volumes of the Commodities under the relevant Commercial Contract as the Lender may elect, to cover the full value of the Outstanding Amount with a payment mechanic applied equivalent to the mechanism in Clause 6.1.

7.3Change of Ownership

(a)Upon the occurrence of a:

(i)Change of Control relating to the Guarantor;

(ii)change of operator in respect of a Material Field (other than a transfer to a member of the Group) without the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed if the new operator accepts the terms of the relevant Commercial Contract); or

(iii)disposal by a Seller of any interest(s) in a Field without the prior written consent of the Lender (other than a transfer to a member of the Group),

each a "Change";

(b)to the extent not prohibited from doing so by the terms of any contractual provisions relating to the relevant Change and/or by law or regulation, the Borrowers shall promptly (and, in any event, within two (2) Business Days of its occurrence) notify the Lender of details of any new controlling person in relation to the Guarantor or operator or owner in respect of the Fields;

(c)after becoming aware of a Change (whether pursuant to a notice in paragraph (b) above or otherwise), the Lender may request such information and access to persons as it reasonably requires from any Borrower in order to determine whether it wishes to demand a repayment of the Outstanding Amount pursuant to paragraph (d) below;

(d)within five (5) Business Days of becoming aware of a Change, if the Lender is not satisfied with the relevant Change, upon the Lender's first written demand (at its sole discretion), the Borrowers shall reimburse or pay:

(i)in the case of a Change described in sub-paragraphs 7.3(a)(i) and 7.3(a)(ii) above, the Outstanding Amount; or

(ii)in the case of a Change described in sub-paragraph 7.3(a)(iii) above, an amount equal to the equivalent percentage of the Outstanding Amount as the percentage that the Seller's disposed interest(s) represents of the Seller's total production capacity,

in each case, in cash within five (5) Business Days of such demand; and

(e)notwithstanding the aforementioned, the Lender (in consultation with the Borrowers) may, in its sole and absolute discretion, agree, upon request by the Borrower, that a Buyer may take delivery of such additional volumes of the Commodities under the relevant Commercial Contract as the Lender may elect, to cover the full value of the Outstanding Amount with a payment mechanic applied equivalent to the mechanism in Clause 6.1.

7.4Voluntary Prepayment

The Borrowers may, if they give the Lender not less than five Business Days' (or such shorter period as the Lender may agree) prior notice, voluntarily prepay the whole or any part of the Loans (but, if in part, being in an amount which reduces the relevant Loan by at least US$5,000,000).

8INTEREST

8.1Calculation of interest

(a)The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)Margin; and

(ii)Compounded Reference Rate for that day,

provided that, if, for such Interest Period, the aggregate of the applicable Margin and Compounded Reference Rate is less than zero, the interest rate for such Loan for such Interest Period shall be zero.

(b)If any day during an Interest Period for a Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

8.2Payment of interest

Interest accrued on a Loan shall become due on the last day of the applicable Interest Period for that Loan and shall be payable in arrears in accordance with Clause 6.1 (Repayments and Deductions) on or prior to the next Repayment Instalment Longstop Date falling after the end of the applicable Interest Period for that Loan.

8.3Default Interest

(a)If a Borrower fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount, from the due date up to the date of actual payment (both before and after judgment) at the rate which is 2% per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the relevant Borrower on demand by the Lender.

(b)Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

7.5Minimum Interest

(a)If Swiss Withholding Tax is imposed on interest payments by an Obligor and if Clause 12.1 (Tax gross-up) is unenforceable for any reason, then:

(i)the applicable interest rate in relation to that interest payment shall be (A) the interest rate which would have applied to that interest payment as provided for in Clause 8.1 (Calculation of interest) or in other Clauses of this Agreement (if any) divided by (B) 1 minus the rate at which the relevant Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1); and

(ii)the relevant Obligor shall: (A) pay the interest at the adjusted rate in accordance with paragraph (i) above; (B) make the Tax Deduction on the interest so recalculated; and (C) all references to a rate of interest under the Agreement shall be construed accordingly and all provisions in Clause 12 (other than Clause 12.1 (Tax gross-up)) shall apply to the Tax Deduction on the recalculated interest payment.

(b)To the extent that interest payable by an Obligor under this Agreement becomes subject to Swiss Withholding Tax, all Parties shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for the relevant Obligor to obtain authorisation to make interest payments without them being subject to Swiss Withholding Tax or to allow the Parties to prepare claims for the refund of any Swiss Withholding Tax so deducted.

9INTEREST PERIODS

9.1Interest Periods for a Loan

(a)The Interest Period for each Loan shall be three (3) Months.

(b)An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

(c)Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period,

the "Interest Period".

7.6Non-Business Days

Any rules specified as "Business Day Conventions" in the Reference Rate Terms shall apply to each Interest Period.

7.7Interest calculation if no RFR or Central Bank Rate

If:

(a)there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non- Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and

(b)"Cost of funds will apply as a fallback" is specified in the Reference Rate Terms, Clause 9.5 (Cost of funds) shall apply to that Loan for that Interest Period.

7.8Market disruption

If:

(a)a Market Disruption Rate is specified in the Reference Rate Terms; and

(b)the Lender determines that its cost of funds relating to that Loan would be in excess of that Market Disruption Rate,

then Clause 9.5 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

7.9Cost of funds

(a)If this Clause 9.5 applies to a Loan for an Interest Period, Clause 8.1 (Calculation of interest) shall not apply that Loan for that Interest Period and the rate of interest on that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)the Margin; and

(ii)the rate which the Lender determines is, expressed as a percentage rate per annum, is its cost of funds relating to that Loan.

(b)If this Clause 9.5 applies and either Party so requires, the Parties shall enter into negotiations (for a period of not more than ten (10) days) with a view to agreeing a substitute basis for determining the rate of interest.

7.10Any alternative basis agreed pursuant to Clause 9.1(b) above shall be binding on all Parties.

7.11If this Clause 9.5 applies the Lender shall, as soon as is practicable, notify the Borrower.

10RESTRICTIONS

10.1No Re-utilisation

The Borrowers may not deliver a Utilisation Request in respect of any amount which has been repaid or prepaid in accordance with the terms of this Agreement.

10.2Prepayment in accordance with Agreement

The Borrowers shall not reimburse or prepay all or any part of a Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

10.3Effect of Repayment and Prepayment on Commitments

If all or part of a Loan is repaid or prepaid, an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this Clause 10.3 shall reduce the Maximum Commitment.

10.4Commercial Contracts

Notwithstanding that all Outstanding Loans are repaid pursuant to Clause 6 or prepaid pursuant to Clause 7, each Commercial Contract shall remain in full force and effect up to its termination date, as determined in accordance with its terms.

11FEES

11.1Commitment Fee

(a)The Borrowers must pay to the Lender a commitment fee of 2.10% per annum of the unutilised Available Facility (the "Commitment Fee").

(b)The Commitment Fee shall accrue on and from the date that the Lender confirms to the Borrowers that the conditions precedent referred to in schedule 2 (Conditions Precedent) of the First Amendment and Restatement Agreement have been satisfied or waived in accordance with Clause 4.1 (Conditions Precedent) and is payable on:

(i)the last day of each successive period of three (3) Months that ends during the Availability Period;

(ii)the last day of the Availability Period; and

(iii)if cancelled, in full on the cancelled amount of the Commitment on the date that the cancellation takes effect.

11.2Arrangement and other fees

The Borrowers shall pay to the Lender any arrangement or other fee in the amount and at the times agreed by a Borrower and the Lender in any separate fee letter or agreement.

7.12Transaction Fees and Expenses

The Borrowers shall promptly on demand pay the Lender the amount of all reasonable costs and expenses (including legal fees and costs) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of the Security, this Agreement and any other Transaction Document subject to an aggregate maximum of US$100,000.

7.13Enforcement and preservation costs

The Borrowers shall, within five (5) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Transaction Document and any proceedings instituted by or against the Lender as a consequence of enforcing these rights.

12LENDER PROTECTIONS

12.1Tax gross-up

(a)Each Obligor shall make all payments to be made by it without any tax deduction, unless a Tax deduction is required by applicable law.

(b)If a Tax deduction is required by law to be made by an Obligor, the amount of the payment due from an Obligor shall be increased to an amount which (after making any Tax deduction) leaves an amount equal to the payment which would have been due if no Tax deduction had been required.

12.2Tax indemnity

(a)Without prejudice to Clause 12.1, if the Lender is required to make any payment of or on account of Tax on or in relation to any sum received under or in connection with the Transaction Documents, the Obligors shall indemnify the Lender for any loss or liability or cost it has suffered (directly or indirectly by the Lender) as a result of such payment or liability.

(b)Paragraph (b) above shall not apply:

(i)with respect to Tax levied by the jurisdiction in which the Lender is incorporated (or treated as resident for tax purposes); or

(ii)to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.1.

12.3Stamp taxes

The Borrowers shall pay within five (5) Business Days of demand and indemnify the Lender against any cost, loss or liability that the Lender incurs in relation to all stamp duty, registration and other similar Taxes (including any indirect Taxes) payable in Colombia in respect of the Transaction Documents.

7.14Value added tax

All consideration expressed to be payable under this Agreement to the Lender shall be deemed to be exclusive of any VAT (or any similar tax). If VAT (or any similar tax) is chargeable on any supply made by the Lender to the Borrowers in connection with this Agreement, the Borrowers shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (or similar tax).

7.15Currency indemnity

(a)If any sum due from an Obligor under the Transaction Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)making or filing a claim or proof against such Obligor; or

(ii)obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five (5) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

(b)Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents in a currency or currency unit other than that in which it is expressed to be payable.

7.16Other indemnities

(a)The Borrowers shall within five (5) Business Days of demand, indemnify the Lender against costs, losses or liabilities incurred by it as a result of:

(i)the occurrence of any Event of Default; and/or

(ii)a failure by an Obligor to pay any amount or make any delivery under the Transaction Documents on the due date (including performance under the Commercial Contracts).

The Borrowers shall promptly indemnify the Lender or its Affiliates and each officer or employee of the Lender or its Affiliates against any cost, loss or liability incurred by it (them) in connection with, or arising out of, the enforcement or exercise or preservation of any right of the Lender under the Transaction Documents. Any Affiliate or any officer or employee of the Lender may rely on this Clause 12.6.

(b)In the event a Borrower has presented a Utilisation Request but fails to utilise the Loan set forth in that request (as a result of its failure to satisfy any condition precedent set out in

Schedule 1 (Conditions Precedent) or by reason of the operation of any other provision of this Agreement) on or before the end of the relevant Availability Period, it shall promptly indemnify the Lender any and all costs (including legal costs), losses or liability incurred by the Lender in connection with the Transaction Documents, as a result of such failure to utilise.

7.17Tax Credit

(a)If an Obligor makes a Tax Payment and the Lender determines that:

(i)a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(ii)the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

(b)The Lender shall use reasonable endeavours to obtain and utilise all Tax Credits referred to in paragraph (a) above.

13GUARANTEE

13.1Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)guarantees to the Lender punctual performance by each Borrower of all that Borrower's obligations under the Transaction Documents;

(b)undertakes with the Lender that whenever a Borrower does not pay any amount when due under or in connection with any Transaction Document, the Guarantor shall within two (2)
Business Days of demand pay that amount as if it was the principal obligor; and

(c)agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender within two (2) Business Days on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Transaction Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 13 if the amount claimed had been recoverable on the basis of a guarantee.

7.18Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

7.19Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 13 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

7.20Waiver of defences

The obligations of the Guarantor under this Clause 13 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 13 (without limitation and whether or not known to it or the Lender) including:

(a)any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Transaction Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Transaction Document or any other document or security;

(f)any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security; or

(g)any insolvency or similar proceedings.

7.21Guarantor Intent

Without prejudice to the generality of Clause 13.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Transaction Documents and/or any commitment or amount made available under any of the Transaction Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

7.22Immediate recourse

The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 13. This waiver applies irrespective of any law or any provision of a Transaction Document to the contrary.

7.23Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Transaction Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 13.

7.24Deferral of Guarantor's rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Transaction Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Transaction Documents or by reason of any amount being payable, or liability arising, under this Clause 13:

(a)to be indemnified by any Borrower;

(b)to claim any contribution from any other guarantor of any Obligor's obligations under the Transaction Documents;

(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Transaction Documents or of any other guarantee or security taken pursuant to, or in connection with, the Transaction Documents by the Lender;

(d)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 13.1 (Guarantee and indemnity);

(e)to exercise any right of set-off against any Obligor; and/or

(f)to claim or prove as a creditor of any Obligor in competition with the Lender.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Transaction Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with Clause 6.1.

7.25Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

14REPRESENTATIONS & WARRANTIES

14.1General

Each Obligor makes the representations and warranties set out in this Clause 14 to the Lender.

14.2Status

(a)It is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation or, in the case of the Sellers, the laws of Colombia.

(b)It has the power to own its assets and carry on its business as it is being conducted.

14.3Binding obligations

Subject to the Legal Reservations:

(a)the obligations expressed to be assumed by it under the Transaction Documents are legal, valid, binding and enforceable obligations; and

(b)each Security Document to which it is a party creates the security interest which that Security Document purports to create and those security interests are valid and effective.

7.26Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

(a)any law or regulation applicable to it;

(b)its constitutional documents; or

(c)any agreement or instrument binding upon it, in a manner that has or would reasonably be expected to have a Material Adverse Effect.

7.27Power and authority

(a)It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents and the transactions contemplated by those documents.

(b)No limit on its powers (including borrowing powers) will be exceeded as a result of the advancing or giving of guarantees or indemnities contemplated by the Transaction Documents.

7.28Validity and admissibility in evidence

All Authorisations required:

(a)to enable it to lawfully enter into, exercise its rights and comply with its obligations in the Transaction Documents;

(b)to make the Transaction Documents admissible in evidence in their Relevant Jurisdictions; and

(c)to carry on its business in the ordinary course and in all material respects as it is being conducted,

have been obtained or effected or will be obtained or effected prior to its entry into such documents and are or will then be in full force and effect.

7.29Governing law and enforcement

Subject to the Legal Reservations:

(a)the choice of English law as the governing law of this Agreement will be recognised and enforced in its Relevant Jurisdictions; and

(b)any judgment or arbitral award obtained in relation to the Transaction Documents in the jurisdiction of the relevant governing law will be recognised and enforced in all Relevant Jurisdictions.

7.30Compliance with laws

It is in compliance with all applicable laws and regulations where any non-compliance has or would reasonably be expected to have a Material Adverse Effect.

7.31Insolvency

No:

(a)corporate action, legal proceeding or other procedure or step described in Clause 18.7; or

(b)creditors' process described in Clause 18.8,

has been taken by it or, to the best of its knowledge (after making all due and reasonable enquiries), threatened in relation to it and none of the circumstances described in Clause 18.6 applies to it.

7.32No filing or stamp taxes

Except for any stamp duty, filings, recordings, regulatory approvals, registrations, notarial or similar Taxes or fees to be paid on or in relation to any Transaction Document which is referred to in any legal opinion delivered to the Lender under paragraph 3 of Schedule 1 (Conditions Precedent) (including the registration of the Colombian Security Agreements with the Registry of Liens over Movable Assets (Registro de Garantías Mobiliarias)) and which will be made or paid promptly after the date of the relevant Transaction Document, under the laws of the Cayman Islands, Colombia, Switzerland and any other Relevant Jurisdiction it is not necessary that any Transaction Document be filed, recorded or enrolled with any court or other authority in any jurisdictions or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents.

7.33Deduction of Tax

Except for any withholding taxes on payments under this Agreement or the fee letters referred to herein, as of the date hereof, it is not required to make any deduction for or on account of Tax from any payment it may make under the Transaction Documents.

7.34No Default

(a)No Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)No Event of Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(c)No other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument, which is binding on any Obligor (or to which its assets are subject) and which has or would reasonably be expected to have a Material Adverse Effect.

7.35No misleading information

(a)Save as disclosed in writing to the Lender prior to the date of this Agreement, all material information provided to the Lender by or on behalf of the Obligors (or any of them) in connection with this Agreement, the other Transaction Documents, the Commodities and/or the Fields on or before the date of this Agreement is accurate and not misleading in any material respect and all projections provided to the Lender on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(b)All other written information provided by an Obligor (including its advisers) to the Lender (including its advisers) was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

7.36No proceedings pending or threatened

To the best of its knowledge, no litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which would reasonably be expected to have a Material Adverse Effect have been started against it.

7.37No breach of laws

(a)No breach, which has or would reasonably be expected to have a Material Adverse Effect, of any law or regulation by it has occurred.

(b)No labour disputes are current or, to its best knowledge and belief, threatened against it which have or would reasonably be expected to have a Material Adverse Effect.

7.38Environmental laws

(a)Each Obligor is in compliance with Clause 15.3 and to best of its knowledge and belief (after making all reasonable enquiries) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or would reasonably be expected to have a Material Adverse Effect.

(b)To best of its knowledge and belief (after making all reasonable enquiries) no Environmental Claim which has or would reasonably be expected to have a Material Adverse Effect has been commenced or threatened against any Obligor.

(c)All consents, licences and approvals required under the Environmental Laws have been obtained and are currently in force where failure to do so has or would reasonably be expected to have a Material Adverse Effect.

7.39Taxation

(a)It is not overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax, in a manner which has or would reasonably be expected to have a Material Adverse Effect except to the extent such payment is being contested in good faith and adequate reserves are being maintained for those Taxes and the costs required to contest them.

(b)No claims or investigations, which have or would reasonably be expected to have a Material Adverse Effect, are being, made or conducted against it with respect to Taxes save in respect of any payment which is being contested in good faith and adequate reserves are being maintained for such Taxes and the costs required to contest them.

(c)On and from the date of the First Amendment and Restatement Agreement, the Borrowers are resident for Tax purposes only in Switzerland.

(d)The Guarantor is resident for Tax purposes only in the State of Delaware.

7.40Pari passu ranking

Its payment obligations under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

7.41Good title to assets

It has good and valid title to, or valid leases or licences of, and all required Authorisations to use, the assets necessary to carry on its business as presently conducted where failure to do so would reasonably be expected to have a Material Adverse Effect and there is no (i) Security or (ii) other contractual restrictions materially adverse to the Lender, which, in each case, may affect the rights and property which is the subject of any Transaction Document.

7.42No immunity

It is an entity existing at private law and does not have the benefit of state immunity under any international treaty, convention or similar instrument or any applicable law.

7.43Insurance

There is no:

(a)outstanding insured loss or liability incurred by it which is not expected to be covered to the full extent of that loss or liability and which has or would reasonably be expected to have a Material Adverse Effect; and

(b)non-disclosure, misrepresentation or breach of any term of any insurance contract to which it is party which would entitle any insurer to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of it, which has or would reasonably be expected to have a Material Adverse Effect.

7.44Full disclosure

All factual information provided by or on behalf of it in connection with itself, each other Obligor, the Transaction Documents, the Commodities and/or the Fields was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and no information has been given or withheld that results in the information received being untrue or misleading in any material respect.

7.45Sanctions

(a)It and each member of the Group:

(i)is at all times in compliance with Sanctions that are applicable to it;

(ii)has not received notice of and is not aware of any claim, action, suit, proceeding or investigation against it with respect to any Sanctions; and

(iii)has implemented and maintains in effect policies and procedures reasonably designed to ensure, in relation to its business activities, compliance by such Obligor, its Subsidiaries and their respective directors, officers and employees with such Sanctions as are applicable to it in respect of each such business activity.

(b)Neither it, nor any other member of the Group or any of its or their respective directors or officers, or, to the knowledge of such Obligor, any of its employees is a Sanctioned Person.

7.46Anti-Bribery and Corruption and AML

Each Obligor warrants that:

(a)it and each of its Affiliates has implemented and maintains adequate internal procedures designed to ensure that neither it, nor its directors, officers, or employees shall authorise the receiving, giving or offering of any financial or other advantage with the intention of inducing or rewarding an individual or entity to improperly perform an activity undertaken in the course of an individual's employment or connected to an entity's business activities ("Anti-Corruption Controls"); and

(b)in connection with the performance of the Transaction Documents, it and each of its Affiliates has not paid, received or authorized, and it will not pay, receive or authorize, any financial or other advantage or the offering thereof, to or for the benefit of any public official, civil servant, political party, political party official, candidate for office, or any other public or private individual or entity (including to any Lender, its Affiliates, officers, directors and employees), where such payment, receipt or authorisation would violate the Anti-
Corruption Controls; and

(c)it and each of its Subsidiaries has instituted and maintains reasonable and relevant policies and procedures designed to promote and achieve in relation to its business activities, compliance with all anti-money-laundering laws and regulations which are applicable to it in respect of each such business activity.

7.47Financial Statements

(a)Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)Its Original Financial Statements fairly represent (if unaudited) or (if audited) give a true and fair view of its financial condition and results of operations during the relevant period.

(c)There has been no material adverse change in its assets, business or financial condition since the date of the Original Financial Statements or, once subsequent financial statements have been delivered pursuant to Clause 17.1 (Financial statements), the most recent financial statements delivered under that Clause.

(d)Its most recent financial statements delivered pursuant to Clause 17.1 (Financial statements):

(i)have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements unless the relevant Obligor notified the Lender that there has been a material change in the Accounting Principles in accordance with Clause 17.4(b) (Requirements as to Financial Statements);

(ii)give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate; and

(iii)evidence that the Borrowers, on a consolidated basis, have freely distributable reserves, within the meaning of Swiss corporate and accounting laws, in an amount exceeding the total amount of their payment obligations under the Finance Documents.

(e)There are no indications that the level of the freely distributable reserves of the Borrowers, on a consolidated basis, shall be reduced below the total amounts of their payment obligations under the Finance Documents prior to the full settlement thereof by the Obligors.

7.48Financial Indebtedness

(a)The Obligors have not incurred any Financial Indebtedness other than as permitted by this Agreement.

(b)The Borrowers are not in a position of financial over-indebtedness within the meaning of Article 725b of the Swiss Code of Obligations.

(c)There are no indications that any of the Borrowers will be in a position of financial over- indebtedness within the meaning of Article 725b of the Swiss Code of Obligations prior to the full settlement of their payment obligations under the Finance Documents.

7.49Commercial Contracts

Neither of the Commercial Contracts has been:

(a)amended by the Sellers without the prior consent of the Buyers; and/or

(b)terminated by the Sellers.

7.50Group Liquidity Test

The Initial Group Liquidity Test and each subsequent Group Liquidity Test:

(a)subject to Clauses 14.28(b) and 14.28(c) below, is based on assumptions it considers to be reasonable and consistent with the assumptions used by the board of directors of the Guarantor in its investment decisions;

(b)(subject to taking due account of the terms of any hedging agreement that has been entered into in accordance with this Agreement) is based on assumptions that are consistent with the requirements of Clause 15.23 (Group Liquidity Test);

(c)has been prepared in good faith and with due care;

(d)fairly represents its expectations as at the date the relevant Group Liquidity Test is produced; and

(e)did not, when delivered to the Lender, omit any information which, if disclosed, would make the information included in the relevant Group Liquidity Test untrue or misleading in any material respect.

7.51First ranking security

The Security granted by the Security Documents has or will have, before the first Utilisation Date, first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

7.52Times when representations made

(a)All the representations and warranties in this Clause 14 are made by each Obligor on the Signing Date and the Repeating Representations are repeated on the date of each Utilisation Request, on each Utilisation Date and on each Repayment Date.

(b)Each representation or warranty deemed to be made after the date of this Agreement shall, unless otherwise indicated, be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

(c)Notwithstanding paragraph (a) above, Clause 14.12(a) shall be deemed to be made on the Signing Date and on the date of the first Loan under this Agreement.

(d)Notwithstanding paragraph (a) above Clauses 14.25(d)(iii) and 14.25(e) shall be deemed to be made on each date that financial statements are delivered to the Lender in accordance with Clause 17.1.

15UNDERTAKINGS

The undertakings in this Clause 15 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement.

15.1Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and supply upon request to the Lender certified copies of any Authorisation required under any law or regulation to:

(a)enable it to perform its obligations under the Transaction Documents to which it is a party;

(b)ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents; and

(c)carry on its business where a failure to do so has or would reasonably be expected to have a Material Adverse Effect.

15.2Compliance

(a)Each Obligor shall, comply in all respects, with all laws and regulations to which it is subject, and to every contract such Obligor is party to, if failure so to comply has or would reasonably be expected to have a Material Adverse Effect.

(b)Each Obligor shall comply with each and every provision of the Transaction Documents to which it is a party and the Borrower shall ensure that the Sellers comply at all times with the terms of the Escrow Agreement.

(c)The Borrower shall procure that each Seller shall comply in all respects, with the applicable foreign exchange regulation in Colombia, including the obligation to report any change on the supplementary capital of the Sellers to the Colombian Central Bank.

15.3Environmental compliance

Each Borrower shall, and shall procure that the Sellers:

(a)comply with all Environmental Laws which are necessary for that Borrower or Sellers to perform its obligations under the Transaction Documents;

(b)comply with all Environmental Laws not otherwise provided for in paragraph (a) above where failure to comply would reasonably be expected to have a Material Adverse Effect;

(c)obtain, maintain and ensure compliance with all requisite Environmental Permits required for the performance of the Borrowers' and the Sellers' obligations under the Transaction Documents;

(d)obtain, maintain and ensure compliance with all requisite Environmental Permits not otherwise provided for in paragraph (c) above, if failure to obtain, maintain or comply with such Environmental Permits would reasonably be expected to have a Material Adverse Effect; and

(e)implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

7.53Commercial Contracts

The Borrowers shall procure that the Sellers enter into the Commercial Contracts by 9 September 2022.

7.54Material Contracts and Licences

(a)Each Obligor shall procure that the Sellers comply in all material respects with each of the Material Contracts and Licenses to which it is a party, where it is commercially reasonable to do so.

(b)Each Obligor shall and shall procure that the Sellers take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any of the Material Contracts and Licenses.

(c)Each Obligor shall and shall procure that the Sellers obtain, maintain and ensure compliance with all requisite Material Contracts and Licenses required for the performance of the Obligors' and the Sellers' obligations under the Transaction Documents.

7.55Environmental claims

Each Obligor shall, promptly upon becoming aware of the same, inform the Lender in writing of:

(a)any Environmental Claim which is current or pending against any member of the Group and which would reasonably be expected to have a Material Adverse Effect; and

(b)any facts or circumstances which are reasonably likely to result in any Environmental Claim, which would reasonably be expected to have a Material Adverse Effect, being commenced or threatened against any member of the Group.

7.56Taxation

Each Obligor shall, pay and discharge all Taxes imposed upon it or its assets within the time period allowed unless and only to the extent that:

(a)such payment is being contested in good faith;

(b)adequate reserves are being maintained for those Taxes and the costs required to contest them in accordance with relevant Accounting Principles;

(c)such payment can be lawfully withheld; and

(d)any failure to make any such payment does not have, or is not likely to have, a Material Adverse Effect.

7.57Assets

(a)Each Obligor shall and shall procure that the Sellers maintain in good working order and condition (ordinary wear and tear excepted) all of their assets necessary in the conduct of their business unless failure to do so would not have, or be reasonably likely to have, a Material Adverse Effect.

(b)Without the prior written consent of the Lender, the Borrowers shall procure that no Seller makes any disposal, including without limitation, a sale, lease, licence, transfer, loan or other similar transaction, of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) save for any:

(i)disposal expressly permitted under any Transaction Document;

(ii)disposal by a Seller of any interest(s) in a Field and, in relation to such disposal, the provisions of Clause 7.3 (Change of Ownership) have been followed;

(iii)sale or farm-out of exploration acreage;

(iv)disposal expressly required in order to comply with its obligations under the Transaction Documents;

(v)disposals of obsolete assets or assets in the ordinary course of business;

(vi)the sale of Commodity on arm's length terms for cash consideration in the ordinary course of trading; or

(vii)the transfer of GTEC's Ecuadorian business to another member of the Group by way of assignment or spin-off according to the laws of Switzerland.

7.58Pari passu ranking

(a)Each Obligor shall ensure that at all times any claims of the Lender against it under the Transaction Documents to which it is a party will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

(b)Each Obligor shall ensure that the Security granted pursuant to or in connection with the Transaction Documents has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

7.59Change of business

Each Obligor shall ensure that no change is made to the general nature of its business from that carried on by it at the date of this Agreement.

7.60Use of proceeds and registration

(a)The Borrowers shall use each Loan exclusively for the purposes referred to in Clause 3.1.

(b)Upon the Lender's request, the Borrowers shall provide within five (5) Business Days reasonable details to the Lender relating to the use of any Loan.

7.61Negative Pledge

(a)Except for the Permitted Security, no Borrower shall (and shall procure that the Sellers do not) create, or permit to exist, any Security over, or affecting, the Transaction Documents or Commodities being produced, stored, or delivered on account of the Commercial Contracts (or any part thereof).

(b)In the event of any breach of the Transaction Documents (as a result of a Seller's failure to deliver the Commodities), the Borrowers shall procure that the relevant Sellers and their Affiliates, do not enter into new supply or export contracts providing for supply of the Commodities to third parties while such breach persists.

7.62Arm's length basis

(a)Except as permitted by paragraph (b) below, no Borrower shall enter into any transaction with any person except on arm's length terms.

(b)The payment of fees, costs and expenses payable under the Transaction Documents or agreed by the Borrowers and the Lender, and transfers or transactions between wholly- owned subsidiaries of/and the Guarantor, shall not be a breach of this Clause 15.13.

7.63Insurance

(a)The Obligors shall procure that each Seller maintains with reputable insurers such insurance in respect of its assets and business as are mandatorily required by all applicable laws and as would otherwise normally be maintained by a prudent company carrying on a business substantially similar to its business in a similar jurisdiction of that Borrower.

(b)Upon request by the Lender to a Borrower, that Borrower shall provide to the Lender with a certificate confirming that the Seller's insurance policies have been renewed, are in full force and effect and that all insurance premiums have been paid and are up to date.

7.64Further assurance

Each Obligor shall at its own expense promptly do, or procure, all such acts or execute, procure the execution of, all such documents (including assignments, transfers, charges, notices, acknowledgments of notices of assignments, and instructions) which the Lender reasonably determines are required for the purpose of giving effect to the provisions of the Transaction Documents.

7.65Visitation right

Each Obligor shall procure for the Lender and/or professional advisers, insurance providers, auditors, accountants and contractors of the Lender free access at all reasonable times and on reasonable notice and at the responsibility of the Borrowers to the premises and assets of each Seller and each Field for the purposes of enabling the Lender to monitor the Borrowers' or the Sellers' compliance with, and performance under, the Transaction Documents, provided that, unless a Default has occurred and is continuing, such visits do not interfere with the business operations of the Sellers and shall be requested by the Lender no more frequently than once annually.

7.66No Sanctions

(a)Each Obligor shall, and shall procure that each Seller shall, comply in all respects with Sanctions that are applicable to it, including in respect of each business activity.

(b)No Obligor shall, and shall procure that neither Seller shall, knowingly (having made reasonable enquiries) use (and shall ensure that no other member of the Group shall use) any Loans for the purpose of financing or making funds available to any person or entity which is a Sanctioned Person or located in a Sanctioned Country, if and to the extent such Loans or provision of funds would be prohibited by applicable Sanctions or would otherwise, to the knowledge of such Obligor, cause the Lender to be in breach of Sanctions applicable to the Lender.

(c)No Obligor shall, and shall procure no Seller shall, knowingly (having undertaken relevant verifications and made reasonable enquiries) use any funds identified as derived directly from any activity or dealing with any person or entity which is a Sanctioned Person or located in a Sanctioned Country, for the purpose of discharging amounts owing to the Lender in respect of the Transaction Documents to the extent such provision of funds would cause the Lender to be in breach of Sanctions applicable to the Lender.

7.67Anti-Bribery and Corruption and AML

Each Obligor undertakes to comply at all times with the representations it makes in Clause
14.24 (Anti-Bribery and Corruption and AML).

7.68Other Financial Indebtedness

(a)The Borrowers shall not incur Financial Indebtedness without the prior consent of the Lender and other than as permitted under this Agreement.

(b)Paragraph (a) shall not apply to:

(i)any Financial Indebtedness incurred under the Transaction Documents;

(ii)any Financial Indebtedness incurred between the Borrowers and/or any other member of the Group, provided that such Financial Indebtedness is subject to subordination arrangements satisfactory to the Lender;

(iii)any Financial Indebtedness incurred under any hedging agreement directly related to this agreement and that has been entered into in accordance with this Agreement;

(iv)credit for goods and services arising in the ordinary course of trading of a Borrower;

(v)any Financial Indebtedness incurred by any Borrower on an unsecured basis provided that the principal amount of such Financial Indebtedness shall not exceed (in aggregate) US$5,000,000 (or its equivalent in one or more currencies) at any time; and

(vi)any other Financial Indebtedness that has been incurred with the prior written consent of the Lender.

7.69No guarantees or indemnities

(a)Except as permitted under paragraph (b) below, no Borrower shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)Paragraph (a) does not apply to a guarantee which is:

(i)granted by the Borrowers in respect of the Guarantor's obligations under the 2025 Indenture, the 2027 Indenture or the New Indenture;

(ii)an endorsement of negotiable instruments in the ordinary course of trade;

(iii)any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade or in relation to the operation of the Fields, including any such guarantee entered into as a condition of any of the Material Contracts and Licences;

(iv)any guarantee of Financial Indebtedness permitted under Clause 15.19 (Other Financial Indebtedness);

(v)any guarantee or indemnity given in the ordinary course of the documentation of a disposal transaction which is permitted under Clause 15.8 (Assets) or an acquisition transaction, which guarantee or indemnity is in a customary form and subject to customary limitations; and

(vi)any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(vii)transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms.

7.70Free available reserves of the Borrowers

Unless otherwise expressly agreed by the Lender, the Borrowers shall not take any action that will cause a reduction in their level of freely distributable reserves, on a consolidated basis, below what is and will be necessary for the Borrowers, on a consolidated basis, to meet all of the outstanding payment obligations under the Finance Documents, including any outstanding Repayment Instalment, prior to the full settlement thereof, where failure to comply would reasonably be expected to have a Material Adverse Effect.

7.71Other changes not permitted

Each Obligor shall ensure that:

(a)it does not permit a Change of Control in respect of a Borrower to occur without the prior written consent of the Lender;

(b)each Seller shall maintain all the applicable Authorisations necessary or desirable to enable that Seller to preserve in full its production entitlement in respect of each Field;

(c)there are no material changes in the operating arrangements in respect of each Material Field from which existed at the Signing Date; and

(d)there are no changes in respect of its rights over and control of the Material Fields in relation to the production and delivery of the Commodities under the Commercial Contracts, unless otherwise approved by the Lender or not otherwise restricted by Clause 7.3 (Change of Ownership).

7.72Group Liquidity Test

(a)On each date a Compliance Certificate is required to be delivered pursuant to Clause 17.2 (Provision and contents of Compliance Certificate), the relevant Obligor shall demonstrate (to the satisfaction of the Lender) that they are in compliance with the Group Liquidity Test.

(b)For the purpose of this Clause 15.23 (Group Liquidity Test), "Group Liquidity Test" means the demonstration (through the provision of a quarterly cash flow projection on a one (1) year look forward basis) that the Total Corporate Sources exceed the Total Corporate Uses by 1.15 times in each three (3) Month period in the one (1) year period covered by the quarterly cash flow projection.

(c)For the purposes of the Group Liquidity Test:

(i)the pricing assumption to be applied shall be the price deck equal to ninety per cent. (90%) of the then prevailing Dated Brent forward strip (five years to flat) adjusted for the applicable differentials, commercial discounts and hedges, to the extent such hedges are entered into by the Sellers;

(ii)each Group Liquidity Test shall be certified by the chief financial officer of the Guarantor; and

(iii)each Group Liquidity Test shall be in a form similar to the Initial Group Liquidity Test (or such other form as the Lender, acting reasonably, may approve) and include the same type of information (and in the same level of detail) as that included in the Initial Group Liquidity Test.

(d)The Group Liquidity Test shall include (without limitation):

(i)details of opening and closing cash balances;

(ii)details of working capital needs;

(iii)details of any cash held as field operator; and

(iv)an explanation or rationale in respect of any material differences between the immediately preceding Group Liquidity Test and the actual cashflows for such three
(3) Month period.

7.73Security Documents

Each Borrower shall:

(a)ensure that the Lender at all times holds a first priority perfected lien in all Collateral secured by each Borrower pursuant to the terms of the Security Documents;

(b)at all times: (i) maintain the Security granted by each Borrower in accordance with the Security Documents for the sole and exclusive benefit of the Lender; and (ii) perform all acts and make, execute, deliver and file all documents, including any financing statements, registration statements, continuation statements or other statements or instruments required in order to perfect the Security granted by such person, which shall be kept free and clear of all liens other than the liens granted under the Security Documents.

7.74Lender assignments

If required by the Lender, the Borrowers shall use reasonable endeavours to provide and procure that the Sellers provide, written acknowledgement(s) relating to the Lender's assignment of its rights under this Agreement and/or the Transaction Documents to a financing bank or other institution.

16COVERAGE RATIOS

16.1Coverage Ratio Requirements

(a)On each date a Compliance Certificate is required to be delivered pursuant to Clause 17.2 (Provision and contents of Compliance Certificate), the Borrowers shall demonstrate (to the satisfaction of the Lender) that the Global Coverage Ratio is at least equal to the Minimum Global Coverage Ratio.

(b)On each date a Compliance Certificate is required to be delivered pursuant to Clause 17.2 (Provision and contents of Compliance Certificate), the Borrowers shall demonstrate (to the satisfaction of the Lender) that the Prepayment Life Coverage Ratio is at least equal to the Minimum Prepayment Life Coverage Ratio.

(c)If at any time a Coverage Ratio is less than the relevant Minimum Coverage Ratio applicable to it (a "Coverage Ratio Shortfall Event"), the Lender shall notify the Borrowers and the Borrowers shall, at its option, either:

(i)reimburse to the Lender all or part of the Outstanding Loans; or

(ii)if agreed by the Lender, extend the tenor of either or both of the Commercial Contracts to provide for the delivery of increase volumes thereunder,

so as to ensure that the applicable Coverage Ratio is re-established, to the reasonable satisfaction of the Lender, no later than 15 days after the occurrence of the Coverage Ratio Shortfall Event.

7.75Testing of Coverage Ratios

The liability of the Borrowers to comply with their obligations under Clause 16.1 shall apply at all times, including if a Force Majeure event has occurred or is continuing.

17INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the Signing Date for so long as any amount is outstanding under this Agreement or any Commitment is in force.

17.1Financial statements

(a)The Guarantor shall supply to the Lender, as soon as they are available, but in any event within:

(i)sixty (60) days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(ii)sixty (60) days after the end of each of its financial years, an annual report setting out the reserves remaining at each Field; and

(iii)forty five (45) days after the end of each of its financial quarters, its unaudited consolidated financial statements for that financial quarter.

17.2Provision and contents of Compliance Certificate

(a)The Guarantor shall supply a Compliance Certificate to the Lender:

(i)on each 31 March, 30 June, 30 September, 31 December (or the immediately preceding Business Day if such date is not a Business Day);

(ii)on each date that a Utilisation Request is made;

(iii)immediately after the occurrence of a Force Majeure event;

(iv)before any disposal under Clause 15.8(b); and

(v)immediately upon being made aware of any events related to the Material Contracts and Licenses as described in Clause 18.15.

(b)Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 16.1 (Coverage Ratio Requirements) and Clause
15.23 (Group Liquidity Test).

(c)Each Compliance Certificate shall be signed by a director of the Guarantor.

7.76Financial Model

(a)An updated Financial Model shall be prepared in accordance with this Clause 17.3 with the intention of it being adopted as of each date a Compliance Certificate is required to be delivered pursuant to Clause 17.2 (Provision and contents of Compliance Certificate).

(b)Each Financial Model submitted for approval by the Lender shall be certified by a director of the Guarantor as having been prepared in good faith, on the basis of the most recent information available to the Obligors and in line with information most recently publicly disclosed.

(c)Provided that such updated Financial Model and the most recent work program comply with the volume obligations required under the Commercial Contracts, the Lender shall agree to the revised Financial Model.

(d)Unless otherwise agreed between the Parties, the applicable discount rate in relation to the net present value under the Financial Model shall be ten per cent. (10%).

(e)In the event of a drop in oil prices, the Obligors or the Lender shall have the right to request an adjustment to the Financial Model, to reflect the updated work program (using the forward curve for ICE Brent, to be consistent with the way ratios are computed under Clause 16.1), adjusted for the most recent discounts applicable to the Sellers' production (unless otherwise agreed between the Lender and the Borrowers).

7.77Requirements as to financial statements

(a)The Guarantor shall procure that its financial statements include a balance sheet, profit and loss account and cash flow statement.

(b)Each set of financial statements delivered pursuant to Clause 17.1:

(i)shall be certified by a director of the Guarantor as giving a true and fair view of (in respect of audited financial statements), or fairly presenting (in other cases), the Guarantor's financial condition and operations as at the date at which those financial statements were drawn up; and

(ii)shall be prepared in accordance with the relevant Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the relevant Original Financial Statements, unless, in relation to any set of financial statements, such Obligor notifies the Lender that there has been a material change in the Accounting Principles and delivers to the Lender a description of any change necessary for those financial statements to reflect the Accounting Principles.

(c)Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

7.78Year-end

No Borrower shall change its Accounting Reference Date.

7.79Information: miscellaneous

Each Obligor shall supply to the Lender:

(a)promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current or pending against it;

(b)promptly, such information as the Lender may require regarding any assets secured in favour of the Lender or the compliance by any Obligor with the terms of any Transaction Document;

(c)promptly upon the occurrence of a Force Majeure event in respect of the Fields or either of the Commercial Contracts or any other event which causes or is likely to cause a suspension of production of crude oil at any Field;

(d)details of any adverse change (that is material) in the terms of any insurance contract to which a Seller is party, or of any material claim under any such insurance; and

(e)promptly on request, such further information regarding the financial condition, assets and operations of the Borrowers (including any requested amplification or explanation of any item in the financial statements, budgets or other materials provided by the Borrowers, any changes to senior management and an up to date copy of its shareholders' register (or equivalent in its jurisdiction of incorporation)) as the Lender may reasonably request.

7.80Notification of Default

(a)Each Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)Promptly upon a request by the Lender, the Borrowers shall supply to the Lender a certificate signed by the director or the directors, as the case may be, on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

7.81Other reporting and access for Lender's technical team

The Borrowers shall promptly provide to the Lender all such reports and all such information relating to the Transaction Documents and business, financial conditions of each Obligor as the Lender may reasonably request.

18EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 18 is an Event of Default (save for Clause 18.20 (Rights)).

18.1Non-payment

Any Obligor does not pay or repay on the relevant due date any amount payable or to be repaid pursuant to this Agreement or the other Transaction Documents at the place at and in the currency in which it is expressed to be respectively payable unless its failure to pay is caused by administrative or technical error and payment is made within three (3) Business Days of its due date.

18.2Coverage Ratios

(a)Subject to the operation of Clause 16.1(c), an Obligor does not comply with any provision of Clauses 16.1(a) or 16.1(b).

(b)An Obligor does not comply with any provision of Clause 17.1 (Financial statements) or Clause 17.2 (Provision and contents of Compliance Certificate), unless such failure to comply is remedied within five (5) Business Days from the earlier of the date any Borrower has become aware of that non-compliance and the date notice of that non-compliance has been given by the Lender to a Borrower.

18.3Undertakings

An Obligor does not comply with any provision(s) of the Transaction Documents (including the undertakings in Clause 15 but other than those referred to in Clause 18.1 (Non- payment), Clause 18.2 (Coverage Ratios), Clause 18.11 (Sanctions) and Clause 18.16 (Commercial Contracts)) unless the same is, in the reasonable opinion of the Lender, capable of remedy and is remedied within ten (10) Business Days from the earlier of the date any Borrower has become aware of that non-compliance and the date notice of that non- compliance has been given by the Lender to a Borrower.

18.4Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in this Agreement, other Transaction Documents or any other document delivered by or on behalf of an Obligor under or in connection with the Transaction Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the circumstances giving rise to the misrepresentation are, in the reasonable opinion of the Lender, capable of remedy and are remedied within ten (10) Business Days of the earlier of the Lender giving notice to the relevant Obligor and the Obligor becoming aware of the misrepresentation.

7.82Cross default

(a)Any Financial Indebtedness of any Obligor or any other member of the Group is not paid when due.

(b)Any Financial Indebtedness of any Obligor or any other member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)Any commitment for any Financial Indebtedness of any Obligor or any other member of the Group is cancelled or suspended by a creditor of a Seller or other Obligor or any other member of the Group as a result of an event of default (however described).

(d)Any creditor becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)Provided that no cross default will occur under this Clause 18.5, if the aggregate amount of the Financial Indebtedness or commitment for Financial Indebtedness falling with paragraphs (a) to (d) above does not exceed:

(i)in respect of an Obligor, $10,000,000; or

(ii)in respect of a member of the Group (other than an Obligor), US$30,000,000.

7.83Insolvency

Subject to Clause 18.21 (Insolvency law):

(a)any Obligor or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect) is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends making payments on any of its debts (except to the extent such suspension is in connection with a bona fide dispute with the relevant creditor) or, by reason of actual or imminent financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(b)the value of the assets of any Obligor or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect) is less than its respective liabilities (taking into account contingent and prospective liabilities); or

(c)a moratorium is declared in respect of any indebtedness of any Obligor or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect). If a moratorium occurs, the ending of the moratorium will remedy any Event of Default caused by that moratorium with effect from the ending of moratorium, provided that the rights of the Lender under the Transaction Documents do not continue to be prejudiced by the ending of such moratorium.

7.84Insolvency proceedings

Subject to Clause 18.21 (Insolvency law), any corporate action, legal proceedings or other formal procedure or step is taken in relation to:

(a)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect), save in respect of a solvent reorganisation;

(b)a composition, compromise, assignment or arrangement with any creditor of any Obligor or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect);

(c)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor, or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect) or any of their respective assets; or

(d)enforcement of any Security over any assets of any Obligor or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect), or

(e)any analogous procedure or step is taken in any jurisdiction,

save, in each case, for any corporate action, legal proceedings or other formal procedure or step which is frivolous or vexatious and is discharged, stayed or dismissed within sixty (60) days of commencement.

7.85Creditors' process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor or any other member of the Group (where, with regards to such member of the Group, it would reasonably be expected to have a Material Adverse Effect), which has or would reasonably be expected to have a Material Adverse Effect.

7.86Unlawfulness and invalidity

(a)It is or becomes unlawful for an Obligor to perform any of its material obligations under the Transaction Documents.

(b)Any obligation or obligations of an Obligor under the Transaction Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Transaction Documents.

(c)Any Transaction Document ceases to be in full force and effect or is alleged by a party to it (other than the Lender) to be ineffective.

7.87Expropriation

The authority or ability of an Obligor or any other member of the Group to conduct its business is limited or curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person which has or would reasonably be expected to have a Material Adverse Effect.

7.88Sanctions, Anti-Bribery and Corruption and AML

An Obligor does not comply with Clause 15.17 (No Sanctions) or Clause 15.18 (Anti-Bribery and Corruption and AML).

7.89Transaction Documents

(a)An Obligor or any Seller rescinds or purports in writing to rescind or repudiates or purports to repudiate any Transaction Document to which it is a party or evidences an intention to rescind (with such intention evidenced in writing) or repudiate any Transaction Document to which it is a party.

(b)Any Transaction Document is terminated for any reason prior to the Final Maturity Date.

7.90Litigation

Any litigation, arbitration, administrative, governmental or regulatory proceedings are commenced:

(a)in relation to any Transaction Document; or

(b)in relation to any transaction contemplated in the Transaction Documents, against any Obligor,

which have or would reasonably be expected to have a Material Adverse Effect.

7.91Material adverse change

Any adverse event or circumstance occurs and is continuing, and which has, or is reasonably likely to have, a Material Adverse Effect.

7.92Material Contracts and Licenses

(a)Any of the Material Contracts and Licenses is terminated, cancelled, suspended or revoked or otherwise ceases to be valid, binding and enforceable and in full force and effect (whether wholly or in part) or it is or becomes unlawful for any person or entity to perform any of its obligations under any of the Material Contracts and Licenses.

(b)There is a material breach of the terms of any of the Material Contracts and Licenses or there is a default (howsoever described) under any of the Material Contracts and Licenses or any other event or circumstance occurs entitling any person, authority or entity to terminate or give notice of termination of any of the Material Contracts and Licenses.

(c)Any restrictions or conditions are imposed on any of the Material Contracts and Licenses that may cause a Material Adverse Effect.

(d)Any of the Material Contracts and Licenses is modified or varied in a way that is adverse in any material respect to the interests of a Seller.

(e)Any of the Material Contracts and Licenses expires and is not renewed on substantially the same term (or terms that are more beneficial to the Sellers).

(f)No Event of Default will occur under this Clause 18.15 (Material Contracts and Licenses) if:

(i)such Material Contracts and License is replaced by a new Material Contracts and License (which shall also be a Material Contracts and License for the purposes of the Transaction Documents) in all material respects similar to the Material Contracts and License which was cancelled, suspended, materially amended (in an adverse manner), revoked or terminated within ten (10) Business Days after the earlier of the Lender giving notice to the relevant Obligor and the relevant Obligor becoming aware of such circumstances; or

(ii)the relevant Obligor demonstrates to the reasonable satisfaction of the Lender that such circumstances do not have and are not reasonably likely to have a Material Adverse Effect.

7.93Commercial Contracts

The production of the Commodities under either of the Commercial Contracts is suspended for a period of at least forty-five (45) days.

7.94Cessation of business

A Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

7.95Political and economic risk

(a)A deterioration occurs in the political or economic situation generally in Colombia, or an act of war or hostilities, invasion, armed conflict or act of foreign enemy, revolution, insurrection, insurgency or threat thereof occurs, unless (in any such case) this does not and is not reasonably expected to have a Material Adverse Effect.

(b)Any foreign exchange law is amended, enacted or introduced or is reasonably likely to be amended, enacted or introduced in Colombia that (in the opinion of the Lender):

(i)has or may reasonably be expected to have the effect of prohibiting, or restricting or delaying in any material respect any payment or delivery that a Borrower or a Seller is required to make pursuant to the terms of any of the Transaction Documents; or

(ii)is materially prejudicial to the interests of the Lender under or in connection with any of the Transaction Documents.

7.96Security Documents

(a)The Lender ceases to hold a valid, perfected, and enforceable first priority lien over any portion of the Collateral; or

(b)any Security Document, once executed, delivered and, to the extent required by applicable Law and in accordance with the terms thereof, registered or recorded, fails (including by reason of any failure to make or renew any registration thereof) to create upon or following such execution, delivery, registration and recordation a first priority perfected lien on any portion of the Collateral.

7.97Rights

Notwithstanding any other provision in this Agreement (other than Clause 18.21 (Insolvency law)), on and at any time after the occurrence of an Event of Default which is continuing the Lender may:

(a)by notice to the Borrowers declare that all or part of the Outstanding Amount be immediately due and payable in cash, at which time they shall become immediately due and payable in cash;

(b)by notice to the Borrowers declare that all or part of the Outstanding Amount be payable on demand in cash, at which time they shall immediately become payable on Lender's demand in cash;

(c)by notice to the Sellers request any volume of the Commodities to be delivered under the Commercial Contracts be made available as soon as available;

(d)issue a notice to the Borrowers (whether or not the Lender has notified the Escrow Agent of the same) declaring that the Borrowers are not entitled to issue a Release Instruction to the Escrow Agent; and/or

(e)exercise any or all of its rights, remedies, powers or discretions under the Transaction Documents including the right to, by notice to the relevant Seller, terminate the Commercial Contracts.

7.98Insolvency law

Where the applicable Colombian insolvency laws impose restrictions or sanctions, directly or indirectly, on the ability of the Lender to take any action specified in Clause 18.20 (Rights) in respect of an Event of Default pursuant to Clause 18.6 (Insolvency) or Clause 18.7 (Insolvency Proceedings), the Parties hereto agree that no provision in this Agreement shall:

(a)prevent any of the Sellers from commencing any insolvency proceeding in Colombia under Colombian insolvency law;

(b)be construed to mean that the purpose of such provision is to prevent or restrict, directly or indirectly, proceedings from being commenced in Colombia under Colombian insolvency law against any of the Sellers;

(c)prohibit any of the Sellers from negotiating or entering into a restructuring agreement under Colombian insolvency law; or

(d)impose any restrictions or prohibitions, or disadvantageous effects (efectos desfavorables), upon any of the Sellers for the negotiation or execution of a restructuring agreement under Colombian insolvency law.

19SWISS LIMITATIONS

19.1Limitations to the Joint Liability of a Swiss Obligor

(a)If and to the extent that:

(i)a Swiss Obligor becomes liable to the Lender for the obligations of any affiliated Swiss Obligor (other than one of its direct or indirect subsidiaries) as a result of its joint liability or otherwise with that affiliated Swiss Obligor - i.e. the latter being either a direct or indirect parent company of the former (up-stream liabilities) or a sister company of the former (cross-stream liabilities) (hereinafter the "Obligations"); and

(ii)if complying with such Obligations would under Swiss law and practice, constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by the Swiss Obligor or would otherwise be restricted under Swiss corporate law, (hereinafter the "Restricted Obligations"), the Swiss Obligor's aggregate liabilities for the Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and, to the extent permitted by then applicable Swiss law, current net profits) available for distribution of dividends to its shareholders (hereinafter the "Maximum Amount"), provided that this is a requirement under then applicable mandatory Swiss law and it being understood that such limitation shall not free the Swiss Obligor from its obligations in excess of the Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.

(b)Immediately after having been requested to perform the Restricted Obligations, the Swiss Obligor shall:

(i)perform any obligation which is not affected by the above limitations; and

(ii)in respect of any balance, if and to the extent requested by the Lender or required under then applicable Swiss law:

(A)provide the Lender with an interim balance sheet audited by its statutory auditors setting out the Maximum Amount;

(B)take any further corporate and other action as may be required by the Lender (such as board and shareholders' approvals and the receipt of any confirmation from its statutory auditors) and other measures required to allow the Swiss Obligor to make the payments agreed hereunder with minimum limitations; and

(C)immediately thereafter, pay up to the Maximum Amount to the Lender.

(c)In relation to payments made hereunder in satisfaction of the Restricted Obligations, the Swiss Obligor shall, if and to the extent required by then applicable Swiss law and subject to any applicable double tax treaties in force at the relevant time, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as is in force at that time) from any such payment, pay any such Tax Deduction to the Swiss Federal Tax Administration and notify and provide evidence to the Lender that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration.

(d)As soon as possible after a Tax Deduction for Swiss Withholding Tax is made as required by applicable law the Swiss Obligor shall ensure that: (i) any person which is entitled to a full or partial refund of the Swiss Withholding Tax, is in a position to be so refunded; and (ii) in case any person has received any refund of the Swiss Withholding Tax, it shall pay such refund to the Lender promptly upon receipt thereof.

(e)To the extent a Swiss Obligor is required to deduct Swiss Withholding Tax pursuant to this Agreement, and if the Maximum Amount is not fully utilised, the Swiss Obligor shall pay an additional amount so that after making any required deduction of Swiss Withholding Tax the aggregate net amount paid to the Lender is equal to the amount which would have been paid if no Tax Deduction of Swiss Withholding Tax had been required, provided that the aggregate amount paid (including the additional amount) shall in any event be limited to the Maximum Amount. In the event the Tax Deduction is refunded to the Lender by the relevant Tax authority and a gross-up has been made in a corresponding amount, the Lender shall forward, after deduction of costs, an amount to the Swiss Obligor which will leave it (after the payment) in the same after-tax position as it would have been if the Tax Deduction had not been required to be made by the Swiss Obligor.

7.99Limitations resulting from the enforcement of Security

(a)The provisions set forth above under Clause 19.1 shall apply mutatis mutandis if and to the extent that any Security provided to the Lender by a Swiss Obligor is enforced for the Obligations, in which case the use of the proceeds from such enforcement (hereinafter the "Enforcement Proceeds") by the Lender shall be limited pursuant to Clause 19.1. The application of Enforcement Proceeds in excess of the Maximum Amount shall be postponed until the earliest time or times that this is again permitted under then applicable Swiss law.

(b)In relation to an enforcement of any Security provided by a Swiss Obligor in satisfaction of the Restricted Obligations, if and to the extent that the Enforcement Proceeds are by law subject to Swiss Withholding Tax, the Swiss Obligor must use its best efforts to mitigate, to the extent possible, any Swiss Withholding Tax obligations to be levied on the use of the Enforcement Proceeds, in particular through a notification procedure.

(c)To the extent a notification procedure is not available, the Lender undertakes to withhold from the Enforcement Proceeds an amount equivalent to the Swiss Withholding Tax at the then applicable rate, and subject to any applicable double taxation treaty or any other applicable treaty, that may be due by the Swiss Obligor to the Swiss Federal Tax Administration from the enforcement by the Lender of any Security provided by the Swiss Obligor, and forward such amount to the Swiss Federal Tax Administration, in the name and for the account of the Swiss Obligor, upon presentation by the Swiss Obligor to the Lender of the relevant form of the Swiss Federal Tax Administration, together with its payment order form (which presentation shall be made, if needed, on a monthly basis), it being specified that the Swiss Obligor (i) shall, and shall procure that its affiliates, fully cooperate in any mitigating efforts and in any efforts relating to the transfer of any refunds to the order of the Lender, and (ii) shall fill in and prepare the relevant form of the Swiss Federal Tax Administration and submit it to the Lender for approval, which approval shall not be unreasonably withheld.

(d)If Swiss Withholding Tax is to be withheld in accordance with Clause 19.2(c) above, the Lender shall be entitled to further apply Enforcement Proceeds against the Restricted Obligations up to an amount which is equal to the amount which would have been obtained if no withholding of Swiss Withholding Tax were required whereby such further enforcements shall always be limited to the Maximum Amount. ln case the Enforcement Proceeds irrevocably received by the Lender pursuant to a refund and additional enforcements have the effect that the Enforcement Proceeds received by the Lender exceed the obligations secured by the Security provided to the Lender by the Swiss Obligor, then the Lender shall return such overcompensation to the relevant Swiss Obligor.

(e)If and to the extent requested by the Lender and if and to the extent this is from time to time required under Swiss mandatory law (with regards to restricting profit distributions), in order to allow the Lender to obtain a maximum benefit under the Finance Documents, the Swiss Obligor, and any parent company of the Swiss Obligor shall procure that the Swiss Obligor will take all such measures and/or promptly procure the fulfilment of all prerequisites allowing the prompt application of the Enforcement Proceeds and allowing the Swiss Obligor to promptly perform its obligations and make the (requested) payment(s) thereunder from time to time, including the following:

(i)the preparation of an up-to-date (interim) audited balance sheet of the relevant Swiss Obligor;

(ii)the confirmation of the auditors of the relevant Swiss Obligor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)the prompt convening of a meeting of the shareholders of the relevant Swiss Obligor for the approval of the (resulting) distribution;

(iv)the conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(v)the revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(vi)to the extent permitted by applicable law, (A) write up or realise any of its assets shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realisation, however, only if such assets are not necessary for the relevant Swiss Obligor's business (nicht betriebsnotwendig) and/or (B) reduce its share capital; and

(vii)all such other measures necessary or useful to allow the Lender to further enforce the Security granted to the Lender under this Agreement and other indemnity granted under this Agreement and apply proceeds therefrom against the Restricted Obligations with a minimum of limitations.

20PAYMENT MECHANICS

20.1Payments to the Lender

(a)Payments to the Lender shall be made on the due date for value in readily available funds to the account as from time to time may be notified with three (3) Business Days' notice by the Lender to the Sellers in writing.

(b)Payments to the Lender shall be invoiced to the Borrowers in Switzerland at least two (2) Lender Business Days prior to each Repayment Date.

20.2Partial payments or deliveries

(a)Notwithstanding Clauses 6.1(a) to 6.1(c), if the Lender receives a repayment or delivery for application against amounts due in respect of the Transaction Documents that is insufficient to discharge all the amounts then due and payable by the Borrowers under those documents, the Lender shall apply that payment towards the obligations of the Borrowers in the order as provided in Clause 6.1(i). The Lender may vary the order set out in Clause 6.1(i) in its sole and absolute discretion.

(b)Clause 20.2(a) will override any appropriation made by the Borrowers.

7.100No set-off by the Borrowers

Except as expressly envisaged in the Transaction Documents, all payments to be made by the Borrowers under the Transaction Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

7.101Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar Month (if there is one) or the preceding Business Day (if there is not).

7.102Currency of account

(a)US$ is the currency of account and payment for any sum due from the Borrowers under this Agreement.

(b)Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(c)Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(d)Any amount expressed to be payable in a currency other than US$ shall be paid in that other currency.

21DISCLOSURE AND CONFIDENTIALITY

21.1Confidentiality

(a)Subject to Clause 21.2 (Disclosure and confidentiality), each Party shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into or performing this Agreement which relates to:

(i)the subject matter and provisions of this Agreement or any of the Transaction Documents;

(ii)the negotiations relating to this Agreement and any other Transaction Document;

(iii)the other Parties (including any other members of Borrowers' Group or any members of Lender's Group (as the case may be)).

21.2Disclosure Permitted

(a)A Party may disclose information which would otherwise be confidential if and to the extent disclosure is:

(i)required by the law of any Relevant Jurisdiction or for the purpose of any judicial or arbitral proceedings arising out of this Agreement or any Transaction Document;

(ii)made in a public announcement, circular or communication (each an "Announcement") concerning the existence or content of this Agreement by any Party (including for these purposes any members of Borrowers' Group or any members of Lender's Group, respectively) if, and to the extent that, the Announcement in the opinion of the disclosing Party (acting reasonably), is required to be made by law or pursuant to the rules and/or regulations of any Governmental Agency to which the Party (or the relevant member of Borrowers' Group or Lender's Group, as the case may be) making the Announcement is subject, whether or not any of the same has the force of law, provided that any Announcement shall, so far as is practicable, be made after consultation with the other Party in respect of the timing and content of such Announcement;

(iii)required by contractual obligations existing as at the date of this Agreement (including the terms of this Agreement);

(iv)made by a Borrower to any member of Borrowers' Group or Lender to any members of Lender's Group provided that the Borrower or Lender, as the case may be, procure that such members comply with the provisions of Clause 21.1 in respect of such information as if they were a Party to this Agreement;

(v)made by the Lender in relation to obtaining or seeking to obtain any financing or refinancing of, or related to, this Agreement;

(vi)required, in the opinion of the Party making the disclosure, acting reasonably, by a Governmental Agency to which that Party is subject, whether or not such requirement has the force of law;

(vii)made to the professional advisors, auditors or bankers of any Party where such persons need to know the same in order to carry out their duties or functions provided that any Borrower or Lender, as the case may be, procure that such persons undertake to comply with the provisions of Clause 21.1 in respect of such information as if they were a Party to this Agreement;

(viii)required for the purpose of any arbitral or judicial proceedings arising out of this Agreement;

(ix)made public through no fault of that Party; and/or

(x)made with the prior written approval of the other Parties.

22SET-OFF

22.1Set-off

The Lender may set off any matured obligation due from any Obligor against any matured obligation owed by the Lender to that Obligor or the other Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

23NOTICES

23.1Communications in writing

Any communication to be made under or in connection with the Transaction Documents shall be made in writing and, unless otherwise stated, may be made by letter or email.

23.2Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is in the case of the Borrowers and the Lender, that identified with its name below, or any substitute address, email address or department or officer as the Party may notify to the Lender (or the Lender may notify to the other Party, if a change is made by the Lender) by not less than five (5) Business Days' notice.

The Lender:

Trafigura PTE Ltd
10 Collyer Quay #29-01/05 Ocean Financial Centre Singapore 049315 Singapore
Email address: STF.MVD@trafigura.com / LatamLawyers@trafigura.com Attention: Matthieu Milandri / Javier Montero / General Counsel

The Borrowers:
Gran Tierra Energy Colombia GmbH Pilatusstrasse 41
6003 Lucerne Switzerland
Email address: grantierrasales@grantierra.com and legalnotices@grantierra.com Attention: Director, Marketing

Gran Tierra Operations Colombia GmbH Pilatusstrasse 41
6003 Lucerne Switzerland
Email address: grantierrasales@grantierra.com and legalnotices@grantierra.com Attention: Director, Marketing

The Guarantor:

Gran Tierra Energy Inc. 500 Centre Street SE Calgary
Alberta Canada T2G 1A6

Email address: legalnotices@grantierra.com
Attention: Vice President, Legal & Business Development

7.103Delivery

(a)Subject to Clause 23.3(c), any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)if by personal hand delivery, if left at the address set out in Clause 23.2 before 5pm on a Business Day the day when left, and otherwise on the next Business Day;

(ii)if by way of email, on receipt of an automated delivery receipt or confirmation of receipt from the relevant server if before 5pm on a Business Day and otherwise on the next Business Day;

(iii)if by way of ordinary first class pre-paid post or post or prepaid recorded or special delivery, where the addressee is in the same country as that from which the notice is sent, two (2) Business Days after posting; or

(iv)if by way of ordinary pre-paid airmail or prepaid recorded or special delivery (or the nearest local equivalent in the jurisdiction of the sender), where the addressee is in one country and the notice is sent from another, six (6) Business Days after posting.

(b)and, if a particular department or officer is specified as part of its address details provided under Clause 23.2, if addressed to that department or officer.

(c)Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified for the Lender's in Clause 23.2 (or any substitute department or officer as the Lender shall specify for this purpose).

7.104English language

(a)Any notice given under or in connection with the Transaction Documents must be in English.

(b)All other documents provided under or in connection with the Transaction Documents:

(i)in English; or

(ii)if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

24CALCULATIONS AND CERTIFICATES

24.1Accounts

In any litigation or arbitration proceedings arising out of or in connection with the Transaction Documents, the entries made in the accounts (including those in respect of interest and/or interest accrued) maintained by the Lender are prima facie evidence of the matters to which they relate.

24.2Certificates and determinations

Any certification or determination by the Lender of a rate or amount or quantity under the Transaction Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3Day count convention and interest calculation

(a)Any interest, commission or fee accruing under this Agreement and/or other Transaction Documents will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)subject to paragraph (b) below, without rounding.

(b)The aggregate amount of any accrued interest, commission or fee (which, for the avoidance of doubt, shall not include the price payable for the Commodities under the Commercial Contracts) which is, or becomes, payable by the Borrowers under this Agreement shall be rounded to 2 decimal places.

25PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

26AMENDMENTS, REMEDIES AND WAIVERS

26.1Amendments

Amendments to this Agreement may be made with the written consent of each Party.

7.105Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement and/or other Transaction Documents, shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

7.106Changes to reference rates

(a)Subject to Clause 26.1 (Amendments), if an RFR Replacement Event has occurred, any amendment or waiver which relates to:

(i)providing for the use of a Replacement Reference Rate in place of the RFR; and (ii)
(A)aligning any provision of this Agreement to the use of that Replacement Reference Rate;

(B)enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)implementing market conventions applicable to that Replacement Reference Rate;

(D)providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the written consent of each Party.

(b)An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)is issued on or after the date of this Agreement, may be made with the written consent of each Party.
(c)In this Clause 26.3:

"RFR Replacement Event" means:

(a)the methodology, formula or other means of determining the RFR has (in the opinion of the Lender and the Borrowers) materially changed;

(b)

(i)

(A)the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or

(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR;

(ii)the administrator of the RFR publicly announces that it has ceased or will cease to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

(iii)the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued;

(iv)the administrator of the RFR or its supervisor announces that the RFR may no longer be used;

(A)the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(1)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender and the Borrowers) temporary; or

(2)the RFR is calculated in accordance with any such policy or arrangement for a period no less than any period specified as the "RFR Contingency Period" in the Reference Rate Terms; or

(B)in the opinion of the Lender and the Borrowers, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)formally designated, nominated or recommended as the replacement for the RFR by:

(i)the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or

(ii)any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)in the opinion of the Lender and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or

(c)in the opinion of the Lender and the Borrowers, an appropriate successor to the RFR.

27COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

28CHANGES TO PARTIES

28.1Assignments and transfers

(a)Subject to paragraphs (b) and (c) below, neither the Lender nor any Obligor may assign any of its rights or transfer by novation any of its rights and obligations under any Transaction Document without the consent of the other.

(b)The Lender may assign any of its rights or transfer by novation any of its rights and obligations under the Transaction Documents without the prior consent of the Obligors if such assignment or transfer is to a bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, provided that if such assignment or transfer would place the Borrowers in breach of the Non-Bank Rules, then the Lender shall ensure that the assignment or transfer is to a Qualifying Bank.

(c)For avoidance of doubt, Lender may assign the entirety or any part of its rights (but not its obligations) under any Transaction Document to any of its financing banks that is a Qualifying Bank by way of security without the prior consent of any Obligor. Each Obligor shall promptly acknowledge each such assignment upon request and in such form as reasonably requested by the Lender.

(d)Notwithstanding the preceding paragraphs of this Clause or any other provision of this Agreement, for so long as any amount is outstanding under this Agreement, the Borrowers shall comply with the Non-Bank Rules.

29GOVERNING LAW

29.1This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

29.2The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales to support and assist the arbitration process pursuant to Clause 30, including if necessary the grant of interlocutory relief pending the outcome of that process.

30DISPUTE RESOLUTION AND JURISDICTION

30.1Arbitration

(a)Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination or any non-contractual obligation arising out of or in connection with this Agreement (a "Dispute"), shall be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration (the LCIA Rules), which rules are deemed to be incorporated by reference into this Clause.

(b)The number of arbitrators shall be three (3), Lender shall appoint one (1) arbitrator and the Borrowers shall (collectively) appoint one (1) arbitrator. The two (2) arbitrators nominated by or on behalf of Borrowers and Lender together shall provide a list identifying five (5) candidates that the two (2) arbitrators recommend Borrowers and Lender consider appointing to be the third arbitrator, who shall act as chairperson of the tribunal. If Borrowers and Lender do not agree on the third arbitrator within fourteen (14) days of receiving the list of recommendations, then the third arbitrator, who shall act as chairperson, shall be appointed by the LCIA. If Borrowers or Lender fail to appoint an arbitrator within thirty (30) days of receiving notice of the appointment of an arbitrator by the other Party, such arbitrator shall be appointed by the LCIA Court.

(c)The arbitrators shall have experience of commodities trading.

(d)The seat or legal place of arbitration, shall be London.

(e)The language to be used in the arbitral proceedings shall be English.

(f)The tribunal's award shall be final and binding on the Parties.

For the avoidance of doubt, collection procedures ("procesos ejecutivos") exclusively for the enforcement of payments under the Promissory Note shall be subject to the jurisdiction of the competent courts of Colombia.

7.107Interim Relief & Warranty

(a)Notwithstanding the provisions of Clause 30.1, either Party may commence and pursue proceedings for interim or conservatory relief against the other Party in any court in any jurisdiction and the commencement and pursuit of such proceedings in any one court or jurisdiction shall not preclude the other Party from commencing or pursuing proceedings in any other court or jurisdiction (whether concurrently or not) if and to the extent permitted by the applicable law.

(b)The Parties warrant that they have entered into this contract in a commercial capacity and that with respect to this Agreement they are respectively in all respects subject to civil and commercial law.

(c)The Parties hereby consent generally in respect of legal proceedings and/or arbitration arising out of or in connection with this contract to the giving of any relief, or to the issue of any process in connection with such action or proceedings irrespective of the jurisdiction in question.

31WAIVER OF IMMUNITY

To the extent that a Borrower or Lender may be entitled in any jurisdiction to claim for itself or any of its property or assets immunity in respect of its obligations under the Transaction Documents from service of process, jurisdiction, suit, judgment, execution, attachment (whether before judgment, in aid of execution or otherwise) or legal process or to the extent that in any jurisdiction there may be attributed to it all or any of its property or assets immunity of that kind (whether or not claimed), the Borrowers and the Lender irrevocably agree not to claim and irrevocably waive that immunity.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1 CONDITIONS PRECEDENT
1Corporate Authorities

1.1Borrowers

(a)A certified copy of the document of incorporation of each Borrower, including its amendments.

(b)A copy or copies of a resolution of the board of directors of each Borrower in the agreed form:

(i)approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Document to which it is party; and

(ii)authorising a specified person or persons to execute the Transaction Documents to which it is a party and any to sign and despatch any certificates and other documents in connection with the Transaction Documents on its behalf.

(c)If applicable, a copy of a resolution of the board of directors of each Borrower establishing the committee of directors referred to in paragraph (a).

(d)A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.1(b) in relation to the Transaction Documents and related documents.

(e)A certificate signed by an authorised signatory of each Borrower in the agreed form: (i) confirming that borrowing or guaranteeing or securing, as appropriate, the Commitment would not cause any borrowing or similar limit binding on that Borrower will not be exceeded; and (ii) certifying that each copy document specified in this Schedule 1 relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(f)Each duly executed Promissory Note.

(g)A copy of a certificate of good standing issued by the Registrar of Limited Liability Companies, Cayman Islands, in respect of each Borrower.

1.2Guarantor

(a)A certified copy or copies of a resolution of the board of directors of the Guarantor in the agreed form:

(i)approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Document to which it is party; and

(ii)authorising a specified person or persons to execute the Transaction Documents to which it is a party and any to sign and despatch any certificates and other documents in connection with the Transaction Documents on its behalf.

(b)Certified copies of each of the following:

(i)certificate of incorporation (or its certificate of incorporation on change of name);

(ii)constitutional documents (including corporate bylaws (if any));

(iii)register of members (if applicable);

(iv)register of directors;

(v)if applicable, resolutions of the directors approving execution of the guarantee; and

(vi)certificate of compliance issued by the relevant authority in the State of Delaware.

(c)A certificate signed by an authorised signatory of the Guarantor in the agreed form: (i) confirming that borrowing or guaranteeing or securing, as appropriate, the Commitment would not cause any borrowing, guarantee or similar limit binding on the Guarantor will not be exceeded; (ii) certifying that each copy document specified in this Schedule 1 relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement; and (iii) containing the specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2(b) in relation to the Transaction Documents and related documents.

2Transaction Documents

The Transaction Documents duly executed on terms and conditions acceptable to the Lender in its sole discretion.

3Legal opinions

(a)Legal opinions (in agreed form and addressed to the Lender) relating to the enforceability of the relevant Transaction Documents, from the legal advisers of the Lender on matters of English law and the laws of Colombia, each of which is capable of being relied upon by the Lender (and disclosed to its financing banks).

(b)Legal opinions (in agreed form and addressed to the Lender) relating to capacity and authority in respect of the Obligors to enter into the relevant Transaction Documents, from the legal advisers of the Obligors relating to the laws of the Cayman Islands and the State of Delaware, each of which is capable of being relied upon by the Lender (and disclosed to its financing banks).

4Other documents and evidence

4.1The Original Financial Statements.

1.3Evidence per the Financial Model that each Obligor is fully funded for the period until the Final Maturity Date.

1.4The Financial Model.

1.5The Initial Group Liquidity Test.

1.6Duly completed Utilisation Request.

1.7Completion by the Lender (on terms satisfactory to the Lender) of all technical, legal and financial due diligence to be carried out by the Lender in respect of, or in relation to, the Transaction Documents, the Obligors, the Commodity and the Fields (including receipt of a reserve report in a form satisfactory to the Lender).

1.8Evidence of the registration of each of the Colombian Security Agreements as a first priority lien with the Registry of Liens over Movable Assets (Registro de Garantías Mobiliarias).

1.9Evidence that all conditions precedent under the Commercial Contracts have been satisfied or waived and that such contracts are in full force and effect.

1.10A copy of any other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified any Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

1.11Evidence that the fees, costs and expenses then due and payable by any Borrower have been paid or will be paid by the first Utilisation Date.

5Additional Conditions Precedent

Provision of all information from the Borrowers as required by the Lender to enable it to comply with all "know your customer" or similar identification procedures under all applicable laws and regulations. The Lender shall notify the details of such information at least three (3) Business Days before the Utilisation Date.

SCHEDULE 2 DEFINITIONS
"10 Non-Bank Rule" means the rule that the aggregate number of creditors under this
Agreement which are not Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

"20 Non-Bank Rule" means the rule that the aggregate number of creditors (including the Lender), other than Qualifying Banks, of each of the Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

"2025 Indenture" means the indenture dated 15 February 2018, by and among Gran Tierra Energy International Holdings Ltd as issuer, the guarantors named therein, and U.S. Bank National Association as trustee, security registrar and paying agent, as amended and/or amended and restated from time to time, related to the issuance of the 2025 Notes.

"2025 Notes" means the 6.25% senior notes due 2025, issued on 15 February 2018 by Gran Tierra Energy International Holdings Ltd. under the 2025 Indenture.

"2027 Indenture" means the indenture dated 23 May 2019, by and among Gran Tierra Energy Inc., as issuer, the note guarantors named therein, and U.S. Bank National Association as trustee, security registrar and paying agent, as amended and/or amended and restated from time to time, related to the issuance of the 2027 Notes.

"2027 Notes" means the 7.750% senior notes due 2027, issued on 23 May 2019 by Gran Tierra Energy Inc. under the 2027 Indenture.

"Accounting Principles" means generally accepted accounting principles and applicable accounting standards:

(a)with regard to the Borrowers, of its jurisdiction of incorporation; and

(b)with regard to the Guarantor, the State of Delaware.

"Accounting Reference Date" means 31 December or such other date as may be approved by the Lender.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Availability Period" means the period from and including the date of the Second Amendment and Restatement Agreement to and including 31 December 2023, or such later date as may be agreed by the Lender in its sole and absolute discretion.

"Available Facility" means the Commitment minus:

(a)the amount of any Outstanding Loan,

(b)in relation to any proposed Loan, the amount of any Loans that are due to be made on or before the proposed Utilisation Date.

"Baseline CAS" means any rate which is either:

(a)specified as such in the Reference Rate Terms; or

(b)determined by the Lender in accordance with the methodology specified in the Reference Rate Terms.

"Business Day" means a day (other than a Saturday or Sunday) on which commercial banks are open for general business in London (United Kingdom) and Bogota (Colombia) and (in relation to: (i) any date for payment or purchase of an amount relating to a Loan or Outstanding Amount; or (ii) the determination of the first day or the last day of Interest Period for a Loan or Outstanding Amount (or otherwise in relation to the determination of the length of such an Interest Period)) which is an RFR Banking Day.

"Buyer" means each of:

(a)Trafigura Marketing Colombia S.A.S; and

(b)the Lender.

"Central Bank Rate" has the meaning given to that term in the Reference Rate Terms.

"Central Bank Rate Adjustment" has the meaning given to that term in the Reference Rate Terms.

"Change of Control" means:

(a)in respect of the Guarantor, any person or group of persons acting in concert gains direct or indirect control of the Obligor; and

(b)in respect of each Borrower, the Guarantor ceases to own, directly or indirectly, the entire issued share capital of that Borrower.

For the purposes of this definition: "control" means:
(i)the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that Borrower; or

(B)appoint or remove all, or the majority, of the directors or other equivalent officers of that Borrower; or

(C)give directions with respect to the operating and financial policies of that Borrower with which the directors or other equivalent officers of that Borrower are obliged to comply; and/or

(ii)the holding beneficially of more than 50 per cent of the issued share capital of that Borrower; and

"acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition, directly or indirectly, of shares in that Borrower by any of them to obtain or consolidate control of that Borrower.

"Collateral" means the property of any person from time to time subject to the Security Documents as security. For the avoidance of doubt, the Parties agree and acknowledge that "Collateral" shall not include any assets disposed of as permitted under Clause 15.8 (Assets) and, therefore, the assets disposed of, from time to time, as permitted under such clause shall not be considered as part of the Collateral for the purposes of Clause 18.19 (Security Documents), this Agreement and the Security Documents.

"Colombian Security Agreements" means collectively:

(a)the economic rights pledge agreement (Contrato de Garantía Mobiliaria sobre Derechos Económicos) dated 30 November 2022 among the Borrowers and the Lender, whereby each Borrower granted a pledge over all the economic rights under certain agreements;

(b)the assets pledge agreement (Contrato de Garantía Mobiliaria sobre Activos) dated 30 November 2022 among GTEC and the Lender, whereby GTEC granted a pledge over its assets located in Colombia in favour of the Lender; and

(c)the commercial establishment pledge agreement (Contrato de Garantía Mobiliaria Sobre Establecimiento de Comercio) dated 30 November 2022 among GTOC and the Lender, whereby GTOC granted a pledge over its commercial establishment (but excluding liabilities) in favour of the Lender.

"Commercial Contract" means each of:

(a)the agreement to be entered into for the purchase by the Buyers from the Sellers of the Commodities from the Midas Block (including Acordionero and minor fields) on the terms and conditions set out therein; and

(b)the agreement to be entered into for the purchase by the Buyers from the Sellers of the Commodities from the Chaza Block (including Costayaco and Moqueta fields), the Suroriente Block, PUT 1 Block and PUT 7 Block on the terms and conditions set out therein.

"Commitment" means, as applicable, the Initial Commitment or, if mutually agreed, the Additional Loan, as described in Clause 2 (The Commitment and Loans).

"Commitment Fee" has the meaning given to it in Clause 11 (Fees). "Commodity" means:
(a)the crudes or a blend of crude comprising part or all of the production of the volumes of crude belonging to Sellers coming from the Fields and which are subject to sale in accordance with the Commercial Contracts; or

(b)any other commodity to be delivered to the Buyers pursuant to the Commercial Contracts and in accordance (including quantity, specifications and quality) with the terms and conditions of the relevant Commercial Contract.

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

"Compounded Reference Rate" means, in relation to any RFR banking Day during the Interest Period of a Loan, the percentage rate per annum which is the aggregate of:

(a)the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)the applicable Baseline CAS.

"Compounding Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)is agreed in writing between the Parties;

(b)specifies a calculation methodology for that rate; and

(c)has been made available to the Parties.

"Coverage Ratio" means each of the Global Coverage Ratio and the Prepayment Life Coverage Ratio.

"Cumulative Compounded RFR Rate" means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule 6 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

"Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the

Lender in accordance with the methodology set out in Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

"Daily Rate" means the rate specified as such in the Reference Rate Terms.

"Default" means an Event of Default or any event or circumstance specified in Clause 18 which would with the giving of notice, the making of any determination under the Transaction Documents or any combination of any of the foregoing be an Event of Default.

"Due Date" means the date falling thirty (30) Months after the date of the First Amendment and Restatement Agreement, or any other date mutually agreed by the parties to this Agreement.

"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)land (including, without limitation, land under water).

"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law or regulation or convention which relates to:

(a)the pollution or protection of the Environment;

(b)harm to or the protection of human health; or

(c)any emission or substance capable of causing harm to any living organism or the Environment.

"Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Sellers conducted on or from the properties owned or used by the Sellers or any Subsidiary of a Seller.

"Escrow Account" means each of the escrow accounts held with the Escrow Agent under the Escrow Agreement as such accounts are described therein.

"Escrow Agent" means Citibank, N.A. or such other agent referred to as the "Escrow Agent" in the Escrow Agreement.

"Escrow Agreement" means the agreement dated 21 February 2023 between, amongst others, the Escrow Agent, the Lender and the Sellers.

"Escrow Property" has the meaning given to it in the Escrow Agreement.

"Escrow Transfer" means the transfer of Escrow Property from the Escrow Accounts (or any one of them) to the Lender in accordance with the terms of this Agreement and the Escrow Agreement.

"Event of Default" means any event or circumstance specified as such in Clause 18.

"Field" means each of the Costayaco, Moquetá, Guayuyaco, Juanambú, Toroyaco, Mary, Vonu, Nancy, Quillacinga, Cumplidor, Cohembí, Quinde, Chuira, Zoe, Colon, Juglar, Santa Lucia, los Angeles, Querubin, Tronos, Mono Araña, Acordionero and Gaitero fields which produce the Commodities to be delivered under the Commercial Contracts.

"Final Maturity Date" means, for each Loan, the earlier of:

(a)the Due Date; and

(b)until such time as the 2025 Notes have been repaid or refinanced in full, the Refinancing Longstop Date.

"Finance Documents" means, this Agreement, any Utilisation Request, each Promissory Note, the Security Documents, the Escrow Agreement, any Subordination Agreement, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as a "Finance Document" by the Lender and any Obligor.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)monies borrowed and debit balances at banks or other financial institutions;

(b)any amount raised by acceptance under any acceptance of credit or bill discounting facility (or dematerialised equivalent);

(c)the amount of any liability in respect of any finance or capital lease;

(d)receivables sold or discounted;

(e)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of a third party which liability would fall within one of the other paragraphs of this definition;

(f)any amount raised by the issue of shares which are redeemable before the Final Maturity Date or are otherwise classified as borrowings under the relevant accounting principles;

(g)any amount of any liability under any other prepayment, advance, deferred purchase agreement or any other similar form of agreement or arrangement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or

(ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply; and/or

(h)any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing.

"Financial Model" means the financial model in agreed form and approved by the board of the Group, prepared by or on behalf of the Borrowers and delivered to the Lender pursuant to Clause 4.1, as such model may be updated from time to time in accordance with Clause 17.3.

"First Amendment and Restatement Agreement" means, the deed of amendment and restatement dated 20 February 2023 between, the Guarantor, the Lender and the Borrowers.

"Force Majeure" has the meaning ascribed to it in the relevant Commercial Contract. "Global Coverage Ratio" means the ratio at any time (the "Relevant Time") of:
(a)the net present value of the consolidated future cash flows of the Group up to and including the Final Maturity Date, based on eighty per cent (80%) of the then prevailing ICE Brent forward strip (five years to flat), to

(b)the sum of (i) Outstanding Loans at the Relevant Time and (ii) the forecast principal and interest payable by any member of the Group in respect of any Financial Indebtedness (other than Financial Indebtedness incurred pursuant to the Transaction Documents) from the Relevant Time to and including the Final Maturity Date, as calculated using the Financial Model, which shall use the forward curve for dated Brent, adjusted for the applicable differentials and commercial discounts.

"Governmental Agency" means any government or any governmental agency, semi- governmental or judicial entity or authority (including, without limitation, any stock exchange or federal bank or any self-regulatory).

"Group" means the Borrowers, the Guarantor and any of their respective Affiliates. "Group Liquidity Test" has the meaning given to it in Clause 15.23 (Group Liquidity Test).
"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"Initial Commitment" means the principal amount of US$50,000,000, to the extent not cancelled or reduced under this Agreement.

"Initial Group Liquidity Test" means the Group Liquidity Test delivered to the Lender pursuant to Clause 4.1 (Conditions precedent) which has been designated as the "Initial Group Liquidity Test" by the Guarantor and Lender.

"Legal Reservations" means the principle that legal or equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors and any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided to the Lender pursuant to Schedule 1 of this Agreement.

"Lender Business Day" has the meaning given to it in the Escrow Agreement.

"Loan" means a sum made or to be made available (pursuant to this Agreement) by the Lender to a Borrower in advance of the deliveries/ sale of the Commodities (to be made) pursuant to the Commercial Contracts or the principal amount outstanding for the time being of such Loan.

"Lookback Period" means the number of days specified as such in the Reference Rate Terms.

"Margin" means the percentage rate per annum specified as such in the Reference Rate Terms.

"Market Disruption Rate" means the rate (if any) specified as such in the Reference Rate Terms.

"Material Adverse Effect" means any event or circumstance (including without limitation adverse market conditions) which, in the determination of the Lender (acting reasonably), is likely to materially adversely affect:

(a)the ability of an Obligor to perform its material obligations under any of the Transaction Documents;

(b)the business, operations or financial conditions of any Obligor;

(c)the validity or enforceability of, or the effectiveness of any Transaction Document or of any obligation, or purported obligation, of an Obligor pursuant to any of the Transaction Documents, or the rights or remedies of the Lender under any Transaction Document.

"Material Contracts and Licenses" means the contracts, licenses, concessions and any other authorization required for the lawful exploitation, development or operation of the Fields.

"Material Field" means each of the Acordionero Field (Midas Block), and the Moqueta and Costayaco Fields (Chaza Block).

"Maximum Commitment" means the principal amount of US$100,000,000, to the extent not cancelled or reduced under this Agreement.

"Minimum Coverage Ratio" means each of the Minimum Global Coverage Ratio and the Minimum Prepayment Life Coverage Ratio.

"Minimum Global Coverage Ratio" means one hundred and fifty per cent (150%). "Minimum Prepayment Life Coverage Ratio" means one hundred and fifty per cent (150%).
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that.

(a)if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month the above rules will only apply to the last Month of any period and is subject to, in the case of an Interest Period (or any other period for the accrual of commission or fees) the rules specified as Business Day Conventions in the Reference Rate Terms.

"New Indenture" means the indenture to be entered into following the date of the Second Amendment and Restatement Agreement, by and among Gran Tierra Energy Inc., as issuer, the guarantors named therein, and U.S. Bank National Association as trustee, security registrar and paying agent, and the Borrowers, each as a guarantor, as amended and/or amended and restated from time to time.

"Non-Bank Rules" means, together, the 10 Non-Bank Rule and the 20 Non-Bank Rule. "Obligor" means each Borrower or the Guarantor.
"Original Financial Statements" means in relation to the Guarantor, its (a) audited financial statements for the financial year ended 31 December 2021 and (b) unaudited financial statements for the financial quarter ended 30 June 2021.

"Outstanding Amount" means the principal amount of the Loans, interest, or any other amounts whatsoever outstanding and payable by the Sellers to the Lender under the Transaction Documents, from time to time.

"Outstanding Loan" means the principal amount of the Loans outstanding for the time being.

"Permitted Security" means:

(a)any Security created by the Borrowers in favour of the Lender pursuant to the Transaction Documents;

(b)any lien arising by operation of law and in the ordinary course of trade and not as a result of any default or omission by a Borrower;

(c)any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrowers in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by either of the Borrowers; and

(d)any Security to which the Lender has provided its prior consent.

"Prepayment Life Coverage Ratio" means at any time (the "Relevant Time") the ratio of:

(a)the estimated aggregate value of the Commodities (as determined in accordance with the Commercial Contracts) to be delivered under the Commercial Contracts for the period commencing from (and including) the Relevant Time to (and including) the Final Maturity Date, based on eighty per cent (80%) of the then prevailing ICE Brent forward strip (five years to flat) and adjusted for quality differential and transportation discount, to

(b)the Outstanding Amount as at the Relevant Time, plus all costs, interest and other charges and amounts payable by the Borrowers to the Lender under this Agreement from (and including) the Relevant Time to (and including) the Final Maturity Date.

"Promissory Note" means a blank promissory note with instructions letter (pagaré en blanco con carta de instrucciones) governed by Colombian law, executed by each Seller, substantially in the form set out at Schedule 8 (Form of Promissory Note).

" Qualifying Bank" means:

(a)a bank or other financial institution acting on its own account which is recognised as a bank by the banking laws in force in its jurisdiction of incorporation; or

(b)a branch of a bank or other financial institution which is recognised as a bank by the banking laws in force in the jurisdiction where such branch is situated,

which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all in accordance with the meaning of the Swiss Guidelines.

"Reference Rate Supplement" means a document which:

(a)is agreed in writing by the Parties;

(b)specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

(c)has been made available to the Parties.

"Reference Rate Terms" means the terms set out in Schedule 4 (Reference Rate Terms) or in any Reference Rate Supplement.

"Refinancing Longstop Date" means the date falling six (6) Months prior to the maturity date of the 2025 Notes.

"Release Instruction" has the meaning given to it in the Escrow Agreement. "Relevant Jurisdiction" means, in relation to an Obligor:
(a)the jurisdiction of its incorporation;

(b)any jurisdiction where it conducts its business; and

(c)the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Market" means the market specified as such in the Reference Rate Terms.

"Repayment Date" means, in relation to any Repayment Instalment, the last day of the Repayment Period applicable to such relevant Repayment Instalment (or such other date as agreed by the Parties).

"Repayment Instalment" means, in respect of a Repayment Period for a Loan, the amount (in US Dollars) of that Loan which is repayable in full on the Repayment Date for that Loan for such Repayment Period, with such amount being equal to:

(a)the result of dividing (i) the outstanding amount of that Loan on the first day of such Repayment Period by (ii) the total number of Repayment Dates remaining as of such day through and including the Final Maturity Date of that Loan (or such other amounts agreed by the Parties); less

(b)the pro-rata amount (as applied to all Repayment Instalments for that Loan then calculated) of any repayments or prepayments of that Loan made during that Repayment Period, except to the extent such repayments or prepayments have been made in order to establish a Minimum Coverage Ratio after the relevant Coverage Ratio Shortfall Event has been notified to the Borrowers by the Lender.

"Repayment Instalment Longstop Date" means the date falling fourteen (14) days after a Repayment Date.

"Repayment Instalment Notice" means, the notice from the Lender to the Borrowers as described in Clause 6.1(b).

"Repayment Period" means, in respect of a Loan, each calendar Month from the Utilisation Date of such Loan up to the Final Maturity Date of such Loan.

"Repeating Representations" means each of the representations set out in Clause 14.2 (Status), Clause 14.3 (Binding obligations), Clause 14.4 (Non-conflict with other obligations), Clause 14.5 (Power and authority), Clause 14.6 (Validity and admissibility in evidence), Clause 14.7 (Governing law and enforcement), paragraph (b) and (c) of Clause 14.12 (No Default), Clause 14.13 (No misleading information), Clause 14.14 (No proceedings pending or threatened), paragraph (b) of Clause 14.15 (No breach of laws), paragraph (a) and (b) of Clause 14.16 (Environmental laws), paragraphs (b), (c) and (d) of Clause 14.17 (Taxation), Clause 14.19 (Good title to assets), Clause 14.20 (No immunity), Clause 14.21 (Insurance), Clause 14.22 (Full disclosure), Clause 14.23 (Sanctions), Clause 14.24 (Anti-Bribery and Corruption and AML), Clause 14.25 (Financial Statements), Clause 14.26 (Financial Indebtedness), Clause 14.27 (Commercial Contracts) and Clause 14.28 (Group Liquidity Test).

"RFR" means the rate specified as such in the Reference Rate Terms.

"RFR Banking Day" means any day specified as such in the Reference Rate Terms.

"Sanctioned Country" means at any time, a country or territory which is the subject or target of any country-wide or territory-wide Sanctions broadly restricting or prohibiting dealings with such country, territory or government.

"Sanctioned Person" means at any time:

(a)any person listed in any list (each such list as amended, supplemented or substituted from time to time) of specially designated nationals or designated persons or entities maintained by any Sanctions Authority;

(b)any person who is fifty (50%) or more owned by or controlled by, any person or persons described in paragraph (a) of this definition; or

(c)any person who is otherwise the subject of Sanctions.

"Sanctions" means economic, financial or trade sanctions or embargoes enacted or imposed by law or regulation or other restrictive measure and administered or enforced from time to time by:

(a)the US government;

(b)the United Nations Security Council;

(c)the European Union or any of its member states' governments;

(d)the United Kingdom;

(e)the Republic of Singapore;

(f)the State Secretariat for Economic Affairs of Switzerland;

(g)the Republic of Colombia,

acting through the respective governmental agencies of any of the foregoing (including through the Office of Foreign Assets Control of the U.S. Department of Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty's Treasury) (each a "Sanctions Authority").

"Second Amendment and Restatement Agreement" means the deed of amendment and restatement entered into between, the Guarantor, the Lender and the Borrowers.

"Security" means a mortgage, charge, assignment, pledge, hypothecation, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Documents" means:

(a)the Colombian Security Agreements; and

(b)any document as may after the date of this Agreement be executed by any member of the Group to guarantee or secure any amounts owing to the Lender under this Agreement or any other Security Document.

"Seller" means each of:

(a)Gran Tierra Energy Colombia, LLC Sucursal, a Colombian branch of a company registered under the laws of Switzerland with its registered office at Calle 113 No. 7-80, Piso 17 Torre ar, Bogotá, Colombia; and

(b)Gran Tierra Colombia Inc. Sucursal, a Colombian branch of a company registered under the laws of the Switzerland with its registered office at Calle 113 No. 7-80, Piso 17 Torre ar, Bogotá, Colombia.

"Seller Account" means the account nominated by the Sellers in the Escrow Agreement into which Escrow Property shall be disbursed to the Sellers in accordance this Agreement and the Escrow Agreement.

"Signing Date" means the date of this Agreement.

"Subordination Agreement" means any subordination agreements entered into or to be entered into between, among others, the Borrowers (or any Borrower) and a member of the Group in respect of any loan made by members of the Group to the Borrowers (or any Borrower) in accordance with Clause 15.19(b)(ii) (Other Financial Indebtedness).

"Subsidiary" of a company or corporation means any company or corporation:

(a)which is controlled, directly or indirectly by the first-mentioned company or corporation; or

(b)more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)which is a subsidiary of another subsidiary of the first mentioned company or corporation;

(d)and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

"Swiss Federal Tax Administration" means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act.

"Swiss Guidelines" means all relevant guidelines or explanatory notes issued by the Swiss Federal Tax Administration as amended, replaced or issued from time to time, including the established practice of the Swiss Federal Tax Administration and any court decision relating thereto.

"Swiss Obligor" means a Borrower registered as a company in Switzerland.

"Swiss Withholding Tax" means taxes imposed under the Swiss Withholding Tax Act.

"Swiss Withholding Tax Act" means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Transaction Document.

"Tax Payment" means either the increase in a payment made by an Obligor to the Lender under Clause 12.1 (Tax gross-up) or a payment under Clause 12.2 (Tax indemnity).

"Total Corporate Sources" means in relation to any period, the aggregate of:

(a)the revenues of the Group from the sale of hydrocarbons;

(b)the expected income from hedges over;

(c)the cash balance as at the first day of that period; and

(d)the available Maximum Commitment; and

(e)any other available committed source of capital.

"Total Corporate Uses" means in relation to any period, the aggregate of all the cash costs of the Group, including any operating costs, selling expenses, structure costs, capital expenditure, taxes and any debt service.

"Trafigura Account" means the account nominated by the Lender into which Escrow Transfers shall be made pursuant to this Agreement and the Escrow Agreement.

"Transaction Documents" means the Finance Documents, each Commercial Contract and any other document designated as a "Transaction Document" by the Lender and any Obligor.

"US Dollars" or "US$" means the lawful currency of the United States of America. "Utilisation Date" means the date on which a Loan is made.
"Utilisation Request" means a notice substantially in the relevant form set out in Schedule 3 (Form of Utilisation Request).

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other Tax of a similar nature and the analogous Taxes in any other Relevant Jurisdictions (including any value added tax or sales tax in Colombia).

SCHEDULE 3

FORM OF UTILISATION REQUEST

From: [●]

To:    TRAFIGURA PTE LTD

Dated: [●] Dear Sirs
US$[●] PREPAYMENT AGREEMENT ORIGINALLY 18 AUGUST 2022 AS AMENDED AND RESTATED ON 20 FEBRUARY 2023 AND AS FURTHER AMENDED AND RESTATED ON    2023 (the
"Agreement")

1We refer to the Agreement. This is a Utilisation Request.

2Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

3We wish to utilise a Loan on the following terms: Proposed Utilisation Date:    [●]
Currency of Loan    US$

Amount    [●]

Interest Period    3 months

4The purpose of this Loan is to utilise it for general corporate purposes or other funding requirements.

5Attached hereto is a Compliance Certificate.

6The Loan and its proceeds should be credited to: Beneficiary Name    :
Beneficiary account number    :

Beneficiary Bank    :

Swift code    :

Beneficiary Bank Address    :

Proceeds to be remitted to    :

7We confirm that each condition specified in Schedule 1 (Conditions Precedent) is satisfied on the date of this Utilisation Request, including among other things that:

(a)no Default is continuing or would result from the proposed Loan;

(b)the representations and warranties contained in the Transaction Documents are true and not misleading as of the date of this Utilisation Request and will remain true on the Utilisation Date.

8This Utilisation Request is irrevocable.

Yours faithfully

Authorized Signatory

SCHEDULE 4 REFERENCE RATE TERMS
Cost of funds as a fallback

Cost of funds will apply as a fallback.

Baseline CAS    0.26161%

Business Day Conventions (definition of "Month" and Clause 9.2 (Non-Business Days))
(a)
If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate	(a)	The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
	(b)	if that target is not a single figure, the arithmetic mean of:

(i)the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)the lower bound of that target range.

Central Bank Rate Adjustment    In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Lender) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR was available.

For this purpose the Central Bank Rate Spread means, in relation to a RFR Banking Day, the difference expressed as a percentage rate (per annum) calculated by the Lender between:

(a)the RFR for that RFR Banking Day; and

(b)the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate    The "Daily Rate" for any RFR Banking Day is:

(a)the RFR for that RFR Banking Day; or

(b)if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)the Central Bank Rate for that RFR Banking Day; and

(ii)the applicable Central Bank Rate Adjustment; or

(c)if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)the    applicable    Central    Bank    Rate

Adjustment,

rounded, in either case, to four decimal places.

Lookback Period    5 RFR Banking Days

Margin    600 bps per annum

Market Disruption Rate    The percentage rate per annum which is the aggregate of:

(a)the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and

(b)the applicable Baseline CAS.

Relevant Market    The market for overnight cash borrowing collateralised by US Government securities
RFR    The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day    Any day other than:

(a)a Saturday or Sunday; and

(b)a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

SCHEDULE 5

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Lender, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

"UCCDRi" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"UCCDRi-1" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Lender, taking into account the capabilities of any software used for that purpose):

ACCD

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five (5) decimal places) calculated as set out below:

where:

"d0" means the number of RFR Banking Days in the Cumulation Period; "Cumulation Period" has the meaning given to that term above;
"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above; and "tni" has the meaning given to that term above.

SCHEDULE 6

CUMULATIVE COMPOUNDED RFR RATE

The "Cumulative Compounded RFR Rate" for any Interest Period for a Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "Annualised Cumulative Compounded Daily Rate" in Schedule 5 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

h

where:

" d0" means the number of RFR Banking Days during the Interest Period;

"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

"DailyRatei-LP" means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

"d" means the number of calendar days during that Interest Period.

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:    [●] as Lender From: [Guarantor] Dated: [●]
Dear Sirs

[Guarantor] - [●] Prepayment Agreement dated [●] (the "Agreement")

1We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2We confirm that:

[Insert details of covenants to be certified, which shall include the coverage ratios and group liquidity test].

3[We confirm that no Default is continuing.]*

Signed	…………………..	……………………..
	Director	Director
	of	of
	[Guarantor]	[Guarantor]

[insert applicable certification language]

……………………..
for and on behalf of
[name of Auditors of the Guarantor]**

NOTES:

*    If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors. To be agreed with the Guarantor's auditor's prior to signing the Agreement.

SCHEDULE 8

FORM OF PROMISSORY NOTE

PAGARÉ N° [●] (el "Pagaré")

PROMISSORY NOTE N° [●] (the
"Promissory Note")

[●], sociedad [●] debidamente constituida y existente de conformidad con las leyes de la República de Colombia, identificada con NIT [●], con domicilio principal en la ciudad de [●] constituida mediante [●] número [●] del [●] de [●] de [●] otorgado en [●], e inscrita ante la Cámara de Comercio de [●] bajo el número [●] del libro [●], representada legalmente por [●], mayor de edad, identificado con cédula de ciudadanía número [●], domiciliada en [●], en su calidad de [●] (el "Deudor"); promete pagar indivisible, irrevocable e incondicionalmente a la orden de [●] (el "Acreedor"):

[●], a [●] corporation duly incorporated and validly existing under the laws of the Republic of Colombia, identified with tax identification number [●], with principal domicile in the city of [●], incorporated by means of [●] number [●], dated as of [●] granted in [●], and registered before the Chamber of Commerce of [●] under the number [●] of the book of registry [●], legally represented by [●], of legal age, identified with citizenship card number [●], with domicile in [●], acting as [●] (the "Borrower"); hereby promises to indivisibly, irrevocably and unconditionally pay to the order of [●] (the "Creditor"):

[1] La suma de

[1] The sum of

(US$

(US$

) dólares de los Estados Unidos
de América, que el Deudor declara haber recibido y que a la fecha adeuda al Acreedor por concepto de capital (el "Capital"), más

) United States dollars, that the
Borrower declares having received and as of the date hereof is due to the Creditor as principal (the "Principal"), plus

[2]    la    suma    de

[2]    the    sum    of

(US$_
$
) dólares de los Estados

(US

) United States dollars that
Unidos de América, que a la fecha le adeuda al Acreedor por concepto de otros costos, gastos y montos garantizados, incluyendo cualquier compensación por prepagos, causados y no pagados, a cargo del Deudor ("Otros Montos Debidos"), más is owed as of the date hereof to the Creditor, as well as other guaranteed costs, expenses and amounts, including any make-whole amount, accrued and due, by the Borrower ("Other Owed Amounts"), plus

[3]    la    suma    de

[3]    the    sum    of

    (US$            (US$_

) dólares de los Estados Unidos de
América, que a la fecha le adeuda al Acreedor por concepto de intereses remuneratorios causados y pendientes de pago (los "Intereses Remuneratorios"), más

) United States dollars that is
owed as of the date hereof to the Creditor as outstanding accrued and unpaid interest (the "Outstanding Interest"), plus

[4]    la    suma    de

[4]    the    sum    of

(US$

(US$

) dólares de los Estados Unidos de
América, que a la fecha le adeuda al Acreedor por concepto de intereses moratorios causados y pendientes de pago (los "Intereses Moratorios").

) United States dollars that is
owed as of the date hereof to the Creditor as accrued and unpaid default interest (the "Default Interest").

[5] La fecha de vencimiento de este Pagaré es

[5] The maturity date of this Promissory Note is
     (la    "Fecha de
Vencimiento").

    (the "Maturity Date").

El Deudor renuncia irrevocablemente al protesto de este Pagaré, a la presentación del mismo, reconvención privada o judicial, denuncia, reclamación, al requerimiento para la constitución en mora y al aviso de rechazo, para el cobro de este Pagaré.

The Borrower irrevocably waives its right of protest with regard to this Promissory Note, its presentation for collection, private or judicial counterclaim, complaint, claim, any right to receive notice of default (constitución en mora) and of notice of rejection, for the enforcement of this Promissory Note.

El Deudor pagará todos los costos y gastos en los que incurra el Acreedor en relación con el otorgamiento de este Pagaré y la protección y ejecución de los derechos del Acreedor. Igualmente, si el Acreedor decide entregar para su cobro extrajudicial o judicial el presente Pagaré, serán de cargo del Deudor los gastos y honorarios profesionales del Acreedor que se generen por la cobranza, cuando a ello hubiere lugar.

The Borrower will pay all costs and expenses that are incurred by the Creditor in relation to the issuance of this Promissory Note and in respect of the protection and enforcement of the Creditor's rights. Likewise, if the Creditor decides to file this Promissory Note for pre- judicial or judicial collection, the Borrower will bear the Creditor's pre-judicial and judicial collection costs and professional fees, if any.

El Deudor pagará intereses moratorios sobre las sumas indicadas en los numerales [1], [2] y
[3] del presente Pagaré, desde la Fecha de Vencimiento y hasta la fecha efectiva de pago.

The Borrower will pay default interest over the amounts set forth in numbers [1], [2] and [3] of this Promissory Note, accruing from the Maturity Date and until the date on which payment is effective.

El Deudor manifiesta que para que este Pagaré sea cobrado por el Acreedor no se requiere demostrar perjuicio alguno por parte del Acreedor, y que el mismo será exigible inmediatamente el Acreedor ejerza judicial o extrajudicialmente la acción cambiaria derivada del mismo, prestando mérito ejecutivo suficiente sin más requisitos.

The Borrower agrees that in order for this Promissory Note to be enforced by the Creditor, it is not necessary to demonstrate any damage or prejudice caused to the Creditor, and that this Promissory Note will be immediately enforceable by the Creditor when they exercise judicially or extrajudicially the exchange action (acción cambiaria) derived from it, providing a valid title without further requirements.

La responsabilidad del Deudor se extiende a todas las prórrogas, renovaciones o ampliaciones del plazo que el Acreedor le otorgue y durante las cuales continuará sin modificación la obligación del Deudor de pagar las deudas aquí contenidas, las cuales acepta expresamente desde la fecha. En caso de prórroga, novación o modificación de la obligación contenida en este Pagaré, el Deudor manifiesta desde ahora aceptar expresamente que continúen vigentes todas y cada una de las garantías que están amparando las obligaciones a su cargo, garantías que se entenderán ampliadas a las nuevas obligaciones que puedan surgir conforme a lo previsto en el artículo 1708 del Código Civil colombiano.

The Borrower will remain liable despite deferments, renewals or extensions of the terms conceded by the Creditor, during which the obligation of the Borrower to pay the debts set forth herein will continue without modification, as expressly agreed herein. In case of extension, novation or modification of the obligations set forth in this Promissory Note, the Borrower accepts that all guarantees of its obligations shall continue to be in force, and such guarantees shall be deemed to be extended to all new obligations that may arise in accordance with article 1708 of the Colombian Civil Code.

Adicionalmente, el Deudor declara que los impuestos que pueda causar el otorgamiento (incluyendo, entre otros, el impuesto de timbre si resultare aplicable), negociación o ejecución del presente Pagaré son de su cargo exclusivo y no del Acreedor, quedando el Acreedor facultado para pagarlos por cuenta del Deudor, si fuere necesario, y reembolsados por el Deudor.

Additionally, the Borrower declares that the taxes that may become due as a result of the granting (including, among others, stamp tax, if applicable), negotiation or enforcement of this Promissory Note will be borne by the Borrower and not the Creditor, and that the Creditor is authorized to pay them on the account of the Borrower, if required, and be reimbursed by the Borrower.

El Deudor entiende y acepta que el pago de este Pagaré por el Deudor constituye una operación cambiaria de acuerdo con las regulaciones cambiarias de Colombia y, por lo tanto, el pago de este Pagaré por parte del Deudor deberá realizarse en dólares de los Estados Unidos de América.

The Borrower understands and accepts that payment of this Promissory Note by the Borrower constitutes a foreign exchange operation pursuant to Colombian foreign exchange regulations and, therefore, the payment of this Promissory Note by the Borrower must be made in United States dollars.

Todos los pagos derivados del presente Pagaré serán efectuados libres de gravámenes, impuestos o tasas de cualquier naturaleza u

All payments derived from this Promissory Note will be made free of encumbrances, taxes or fees of any nature or origin, established by origen establecidos por cualquier autoridad y sin ningún tipo de reducción, deducción, retención o descuento, los cuales serán asumidos por el Deudor, en el evento de que se causen, y serán efectuados en la cuenta que por escrito designe el Acreedor para tales efectos. El Deudor deberá pagar al Acreedor los montos adicionales que sean necesarios para que los montos netos pagados de conformidad con los términos de este Pagaré, después de dicha reducción, deducción, retención o descuento (incluida cualquier deducción o retención de impuestos requerida sobre o con respecto a dicho monto adicional), no sea menor que los montos adeudados y pagaderos al Acreedor según los términos de este Pagaré antes de la evaluación de dicha reducción, deducción, retención o descuento.

any authority, and without any type of reduction, deduction, withholding or discount, which will be assumed by the Borrower, in the event they are caused, and it will be deposited in the account designated in writing by the Creditor for such purposes. The Borrower should pay to the Creditor such additional amounts as may be necessary in order that the net amounts paid to Creditor pursuant to the terms of this Promissory Note after such reduction, deduction, withholding or discount (including any required deduction or withholding of tax on or with respect to such additional amount) shall be not less than the amounts then due and payable to the Creditor under the terms of this Promissory Note before the assessment of such reduction, deduction, withholding or discount.

El presente Pagaré podrá ser avalado por cualquier otra persona adicional a quienes lo avalan inicialmente. En tales casos, el aval otorgado por dichas personas constará en hoja anexa al presente Pagaré.

En caso de contradicción entre lo previsto en la columna en español y la columna en inglés de este Pagaré, prevalecerá lo dispuesto en la columna en español.

Se suscribe este Pagaré el día [●] del mes de
[●] de [●].

Deudor: [●] Firma:

This Promissory Note may be guaranteed (avalado) by any other person in addition to the persons who are originally guaranteeing it. In such cases, the guarantee (aval) will be granted in a page attached to this Promissory Note.
In case of contradiction between the terms of the Spanish column and the English column of this Promissory Note, the terms of the Spanish column shall prevail.

This Promissory Note is executed this [●] day of the month of [●] of [●].

Borrower: [●] Signature:

Nombre: Cédula: Dirección: Teléfono:

Name: Citizenship Card: Address:
Phone number:

CARTA DE INSTRUCCIONES DEL PAGARÉ NO. [●]

[●] de [●] de [●]

Señores
[●]
Apreciados señores Por la presente,
[●] sociedad [●] debidamente constituida y existente de conformidad con las leyes de la República de Colombia, identificada con NIT [●], con domicilio principal en la ciudad de [●], constituida mediante [●] número [●] del [●] otorgado en [●], e inscrita ante la Cámara de Comercio de [●] bajo el número [●] del libro [●], representada legalmente por [●], mayor de edad, identificado con cédula de ciudadanía número [●], domiciliada en [●], en su calidad de [●]; en los términos del Artículo 622 del Código del Comercio, los autoriza irrevocablemente para llenar, sin previo aviso, el pagaré no. [●] emitido el [●] y otorgado a su orden (el "Pagaré"), de acuerdo con las siguientes instrucciones:

INSTRUCTION LETTER TO PROMISSORY NOTE NO. [●]

[●][●],[●]

Messrs.
[●]
Dear sirs

Through this document,

[●], a [●] corporation duly incorporated and validly existing under the laws of the Republic of Colombia, identified with tax identification number [●], with principal domicile in the city of [●], incorporated by means of [●] number [●], dated as of [●] granted in [●], and registered before the Chamber of Commerce of [●] under the number [●] of the book of registry [●], legally represented by [●], of legal age, identified with citizenship card number [●], with domicile in [●], acting as [●]; under Article 622 of the Colombian Code of Commerce, hereby irrevocably authorizes you to complete, without prior notice, the note no. [●] issued on [●] and granted to your order (the "Promissory Note"), according to the following instructions:

1. Antecedentes y causa.
1.
Cause and background.

Gran Tierra Energy Colombia, LLC y Gran Tierra Colombia Inc. suscribieron un contrato de crédito hasta por la suma de 150,000,000 dólares de los Estados Unidos de América con Trafigura PTE LTD como Acreedor y Gran Tierra Energy Inc. como Garante, (el "Contrato de Crédito"). Como condición para el otorgamiento y desembolso del crédito objeto del Contrato de Crédito, se estableció que el Deudor otorgará el Pagaré objeto de la presente carta de instrucciones.

2.Autorización para llenar el Pagaré.

Gran Tierra Energy Colombia, LLC and Gran Tierra Colombia Inc. entered into a facility agreement up for an amount of 150,000,000 United States dollars with Trafigura PTE LTD as Lender and Gran Tierra Energy Inc. as Guarantor (the "Facility Agreement"). As a condition precedent for the disbursement of the loan under the Facility Agreement, the Borrower shall deliver the Note referred to in this letter of instructions.

2. Authorization to fill in the Note.

a) El espacio identificado con el número [1], correspondiente al Capital, será diligenciado en letras y números con el monto de capital desembolsado por el Acreedor al Deudor, que en la Fecha de Vencimiento (según se define abajo) se encuentre pendiente de pago y sea exigible.
a)
The space identified with number [1], corresponding to the Principal, shall be completed in letters and numbers with the principal amount disbursed by the Creditor to the Borrower, which on the Maturity Date (defined below), is outstanding and payable.

b)El espacio identificado con el número [2], correspondiente a Otros Montos Debidos, será diligenciado con las sumas, en letras y números, adeudadas por el Deudor a favor del Acreedor y que, en la Fecha de Vencimiento, se encuentren vencidos y sean exigibles por concepto de cualquier erogación efectivamente incurrida por el Acreedor, incluyendo pero sin limitarse a, los honorarios, costos, gastos, comisiones, impuestos, seguros, indemnizaciones, costos por prepago, costos de rompimiento de fondeo, gastos derivados de operaciones de cobertura o a cualquier otro concepto que el Deudor adeude al Acreedor.
b)
The space identified with number [2], corresponding to the Other Owed Amounts, shall be completed with the amount in letters and numbers of any sum owed by the Borrower to the Creditor on the Maturity Date, which are due and payable, for any expense effectively incurred by the Creditor, including but not limited to, fees, costs, expenses, taxes, insurances, compensations, prepayment fees, breakage costs, costs and expenses arising from hedging operations or any other amounts owed by the Borrower to the Creditor.

c)El espacio identificado con el número [3], correspondiente a los Intereses Remuneratorios, será diligenciado con la suma, en letras y números, que por intereses remuneratorios causados y no pagados sobre el Capital adeude el Deudor al Acreedor calculados sobre una base actual de un año de 360 días, hasta la Fecha de Vencimiento.
c)
The space identified with number [3], corresponding to the Outstanding Interest, shall be completed with the amount in letters and numbers corresponding to the sum of the outstanding interest owed by the Borrower to the Creditor computed on the basis of the actual number of days elapsed and a year of 360 days on the Maturity Date.

d)El espacio identificado con el número [4], correspondiente a los Intereses Moratorios, será diligenciado con la suma, en letras y números, que por intereses moratorios sobre las cuotas de capital, intereses remuneratorios (en la medida permitida por las leyes aplicables), comisiones o cualquier otro monto vencido y pendiente de pago que el Deudor adeude al Acreedor a la Fecha de Vencimiento.

En el evento en que el Deudor incurra en mora en el pago de las sumas indicadas en el presente Pagaré y mientras dicha mora continúe, reconocerá y pagará sobre el saldo Intereses Moratorios.
d)
The space identified with number [4], corresponding to the Default Interest, shall be completed with the amount in letters and numbers of default interest on principal, outstanding interest (to the extent permitted by applicable law), fees and any other amount owed by the Borrower to the Creditor on the Maturity Date.

If the Borrower is in default with respect to the payment of amounts set forth in this Promissory Note, and for so long as such default continues, the Borrower will owe and pay Default Interest on such amount.

e)El espacio identificado con el número [5], correspondiente al vencimiento del Pagaré, deberá ser diligenciado con la fecha en que el Acreedor diligencie el mismo (la "Fecha de Vencimiento").
e)
The space identified with number [5], corresponding to the expiry date of the Promissory Note shall be completed with the date on which the Creditor completes it (the "Maturity Date").

f)Todos los pagos bajo el presente Pagaré deben ser realizados por el Deudor en

f) All payments due under this Promissory Note shall be made by the Borrower in

dólares de Estados Unidos de América, en la cuenta indicada por el Acreedor. Para efectos de cualquier liquidación judicial o extrajudicial que suponga la conversión de pesos colombianos a dólares de los Estados Unidos de América o viceversa, se aplicará la tasa representativa del mercado (TRM) certificada por la Superintendencia Financiera de Colombia, vigente el día en que deba hacerse la conversión. Si por cualquier motivo el Acreedor fuera obligado a recibir el pago en pesos colombianos, las sumas de dinero en dólares de los Estados Unidos de América serán liquidadas en pesos colombianos a la tasa representativa del mercado (TRM) vigente para la fecha del pago, según sea certificada por la Superintendencia Financiera de Colombia.

dollars of the United States of America, to the bank account indicated by the Creditor. For the purposes of any judicial or extrajudicial procedure that involves the conversion of Colombian pesos to United States dollars or vice versa, the "Tasa Representativa del Mercado (TRM)" certified by the Financial Superintendence of Colombia, effective on the day when the conversion shall be made. If for any reason the Creditor is obliged to receive payment in Colombian pesos, the amounts of money in dollars of the United States of America will be settled in Colombian pesos at the "Tasa Representativa del Mercado (TRM)" in force on the date of payment, as certified by the Financial Superintendency of Colombia.

El Deudor manifiesta que conoce y acepta, en su integridad, los términos del Pagaré que ha otorgado en favor del Acreedor. Para que éste sea llenado y cobrado, no se requiere demostrar perjuicio alguno por parte del Acreedor.

The Borrower declares that it acknowledges and accepts, in their entirety, the terms of the Promissory Note that it has granted in favor of the Creditor. In order for the Promissory Note to be filled out and collected, it is not necessary to demonstrate any damage or prejudice to the Creditor.

El Acreedor está plenamente facultado para llenar el Pagaré de acuerdo con estas instrucciones, sin que en ningún momento se pueda alegar que carece de facultades o autorizaciones suficientes para completar el Pagaré.

The Creditor is fully authorized to fill out the Promissory Note in accordance with these instructions, without at any time being able to claim that it lacks sufficient powers or authorizations to complete the Promissory Note.
El Pagaré así llenado será exigible inmediatamente y prestará mérito ejecutivo sin más requisitos.

The Promissory Note filled in according to these instructions will be due immediately and it will be a valid title without further requirements.

En caso de contradicción entre lo previsto en la columna en español y la columna en inglés de esta carta de instrucciones, prevalecerá lo dispuesto en la columna en español.

Atentamente,

Deudor: [●] Firma:

In case of contradiction between the terms of the Spanish column and the English column of this instruction letter, the terms of the Spanish column shall prevail.

Sincerely,

Borrower: [●] Signature:

Nombre: Cédula:

Name: Citizenship Card:

Dirección: Teléfono:

Address:
Phone number:

EXECUTION PAGE

[Left intentionally blank]

SCHEDULE 2 CONDITIONS PRECEDENT
1Corporate Authorisations

(a)A copy of a resolution of the managing officers of each of the Borrowers approving the terms of, and the transactions contemplated by, this Deed and authorising a specified person or persons to execute this Deed on its behalf.

(b)An Addendum to the legal opinion of Chabrier Avocats SA (in agreed form and addressed to the Lender) confirming that the opinions and qualifications made in the initial legal opinion issued by Chabrier Avocats SA on March 21, 2023 regarding the same subject matter remain unaltered and are confirmed.

2Finance Documents

(a)    A duly executed original of this Deed.

3Other

(a)A copy of any other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified any Borrower accordingly), including in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(b)Evidence that the fees, costs and expenses then due and payable by any Borrower have been paid or will be paid by the first Utilisation Date.

9

EXECUTION PAGES

THE LENDER

EXECUTED as a DEED    )
on behalf of    )
TRAFIGURA PTE LTD    )
being the persons who,    )
in accordance with the laws of Singapore,    ) are acting under the authority of the company    )

/s/ Nicolas Marsac    /s/ Nicolas Jobert
Director Nicolas MARSAC             Nicolas JOBERT
     Authorized Signatory             Authorized signatory

Name:

Director

Name:

THE BORROWERS

EXECUTED as a DEED    )
on behalf of    )
GRAN TIERRA ENERGY COLOMBIA GMBH    )
being the persons who,    )
in accordance with the laws of Switzerland,    ) are acting under the authority of the company    )

/s/ Pedro Zutara
Managing Officer

Name: Pedro Zutara

EXECUTED as a DEED    )
on behalf of    )
GRAN TIERRA OPERATIONS COLOMBIA GMBH    )
being the persons who,    )
in accordance with the laws of Switzerland,    ) are acting under the authority of the company    )

/s/ Pedro Zutara
Managing Officer

Name: Pedro Zutara

THE GUARANTOR

EXECUTED as a DEED    )
on behalf of    )
GRAN TIERRA ENERGY INC.    )
being the persons who,    )
in accordance with the laws of Delaware,    ) are acting under the authority of the company    )

/s/ Ryan Ellson
Ryan Ellson (Executive Vice President and Chief Financial Officer)

Witness:

/s/ Danine Birkholm
Name Danine Birkholm

Address: 500 Centre St SE
     Calgary AB T2G 1A6
     Canada